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                                                                  Exhibit 10.411

                         AGREEMENT OF PURCHASE AND SALE

                                     BETWEEN

                       RUBLOFF GURNEE TOWN CENTRE, L.L.C.,
                AN ILLINOIS LIMITED LIABILITY COMPANY, AS SELLER

                                       AND

                     INLAND REAL ESTATE ACQUISITIONS, INC.,
                        AN ILLINOIS CORPORATION, AS BUYER

                             Dated: October 5, 2004

                                   ----------

                               GURNEE TOWN CENTRE
                          GURNEE, LAKE COUNTY, ILLINOIS

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                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") dated as of October 5, 2004 is between RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois Limited liability company ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Buyer").

                                    RECITALS

A. Seller owns a certain retail property located in Gurnee, Lake County, Illinois, consisting of a shopping center and commonly known as Gurnee Town Centre, which property is more fully described and defined as the "Property" in
Section 1 of this Agreement.

B. Seller desires to sell the Property, and Buyer desires to acquire the Property from Seller.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other valuable consideration, receipt of which hereby is acknowledged, Seller and Buyer agree as follows:

                                   AGREEMENTS

     1. AGREEMENT TO BUY AND SELL. Seller shall sell and convey to Buyer or Buyer's nominee, and Buyer or Buyer's nominee shall purchase and accept from Seller, all of Seller's right, title, estate, and interest in and to:

          (a) the land described on EXHIBIT A, which is attached to and made a part of this Agreement, together with all easements, privileges, and appurtenant rights belonging or in any way appertaining to the land including but not limited to any document in the nature of a declaration of reciprocal easements (collectively, the "Land");

          (b) all buildings and improvements, including, without limitation, all gas and electric systems, lighting, heating, ventilating, and air conditioning equipment and systems, elevators, escalators, radiators, incinerators, furnaces, hot water heaters, water, sewage, and plumbing systems, fire protection and security systems, and all other fixtures attached to the Land and buildings (collectively, the "Improvements," and together with the Land, the "Real Property");

          (c) such furnishings, furniture, equipment, supplies, and other personal property as are owned by Seller and are currently located in, on, or about and are used for the Real Property, including, without limitation, those described on EXHIBIT B, which is attached to and made a part of this Agreement (collectively, the "Personal Property");

          (d) all leases and tenancies affecting the Real Property, including, without limitation, those leases and tenancies described on EXHIBIT C, which is attached to and made a part of this Agreement and all security deposits not forfeited or returned to tenants and any guaranties of same (collectively, the "Tenant Leases");

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          (e) all other agreements, contracts, and contract rights pertaining to the Property to the extent assignable, including without limitation, those described on EXHIBIT D, which is attached to and made a part of this Agreement (collectively, the "Service Contracts"); and

          (f) all intangible property owned by Seller and used in connection with the Real Property and Personal Property, including all Seller's right, title and interest in and to all trademarks and trade names used in connection with the Property (including without limitation the name "Gurnee Town Centre"), all plans and specifications, if any, in the possession or control of Seller which were prepared in connection with the construction of the Improvements and all telephone exchange numbers, licenses, permits and warranties now in effect with respect to the Property to the extent assignable (collectively, the "Intangible Property").

All of the foregoing assets and properties to be acquired by Buyer pursuant to this Agreement are collectively referred to in this Agreement as the "Property."

     2.   PURCHASE PRICE.

          (a) Subject to the charges and prorations set forth in Section 12 of this Agreement, Buyer shall pay to Seller at Closing (as hereinafter defined) the sum of Forty Four Million Three Hundred Thousand and No/100 Dollars ($44,300,000.00) (the "Purchase Price") for the purchase of the Property. The Purchase Price shall be payable in cash or other immediately available United States funds.

          (b) Within four (4) business days after this Agreement is executed by Buyer and Seller, Buyer shall deposit with Escrow Agent (as hereinafter defined) the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Initial Deposit") by check or wire transfer of immediately available funds. The sum of Twenty Thousand and No/100 Dollars shall become non-refundable at 5:00 p.m. Chicago time on September 30, 2004 ("Nonrefundable Deposit"), except in the event of a "Damage" or "Taking" as defined in Section 10 of this Agreement or a Seller default as further described herein. In the event that Buyer terminates this Agreement on any day which is after September 30, 2004 and on or before the expiration of the Due Diligence Period in accordance with Section 5(b) below the Initial Deposit (minus the Nonrefundable Deposit) shall be immediately returned to Buyer. In the event that Buyer terminates this Agreement before 5:00 p.m. Chicago time on September 30, 2004 in accordance with Section 5(b) below, the Deposit (including the Nonrefundable Deposit) shall be immediately returned to Buyer. The Initial Deposit, Nonrefundable Deposit and any interest earned thereon is referred to hereinafter as the "Deposit". Upon expiration of the Due Diligence Period, the Deposit shall be non-refundable to Buyer, unless otherwise provided herein. Pursuant to joint order escrow instructions, the Escrow Agent shall hold the Deposit which shall be placed in an interest-bearing account if directed by Buyer. Seller shall be entitled to any interest earned on the Deposit, except that Buyer shall be entitled to such interest if (w) Buyer closes the transactions contemplated by this Agreement, (x) Seller breaches its obligations under this Agreement, or (y) Buyer has terminated this Agreement in accordance with
     Section 5(b) of this Agreement or by reason of a failure of a condition precedent pursuant to Section 9(a) of this Agreement. At Buyer's election, the Deposit

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     will be applied to the Purchase Price at Closing or refunded to Buyer, if
     Buyer closes the transactions contemplated by this Agreement.

     3. ESCROW AGENT. Chicago Title Insurance Company ("Escrow Agent") shall serve as escrow agent for the transaction contemplated in this Agreement, provided Seller and Buyer agree that Seller and Buyer shall each be responsible for the payment of one-half (1/2) of the termination fees, if any, associated with the termination of Metropolitan Title Company, provided however, Buyer's share thereof shall in no event exceed the amount of $375.00. This Agreement shall serve as escrow instructions, and Escrow Agent may attach to this Agreement one of Escrow Agent's printed forms of conditions of acceptance of escrow; provided, however, that if any inconsistency between conditions of acceptance and this Agreement exists, this Agreement shall prevail.

     4.   TITLE; SURVEY.

          (a) On before October 5, 2004, Seller shall obtain and deliver to Buyer a title insurance commitment (the "Commitment") issued by Chicago Title Insurance Company (the "Title Company") for the issuance of a 1992 form owner's fee policy of title insurance as to the Land, together with copies of all documents of record referenced therein in the amount of the Purchase Price, covering the Real Property and showing title in fee simple to be vested in Seller, naming Buyer as the proposed insured, including extended coverage over all standard exceptions, and including, at Buyer's expense, the following endorsements: (i) zoning 3.1 with parking and loading dock coverage; (ii) owner's comprehensive; (iii) access; (iv) survey (legal description equivalency); (v) separate tax parcel; (vi) contiguity (if applicable); (vii) waiver of creditor's rights; (viii) environmental lien protection; (ix) encroachment (if applicable); (x) utility facility; (ix) subdivision; (xii) location; and (xiii) deletion of arbitration provision. Notwithstanding anything contained herein to the contrary, the utility facility endorsements described in (x) above shall not be a condition precedent to Buyer's obligation to close this transaction.

          (b) Seller has delivered to Buyer the most recent survey (the "Existing Survey") of the Property in Seller's possession. On or before October 6, 2004, Seller shall obtain and deliver to Buyer an updated ALTA/ACSM survey of the Real Property (the "Survey") based upon the Existing Survey and made in accordance with the 1999 "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", including and in accordance with Buyer's survey requirements (except said Survey shall not show the various topographic elevations of the Property) and surveyor's certificate set forth on EXHIBIT E attached hereto.

          (c) On or before October 11, 2004, Buyer shall deliver to Seller written notice that Buyer either:

              (i) approves and accepts Seller's title as it appears in the Commitment and on the Survey, or

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              (ii) objects to any matters set forth in the Commitment or on the
          Survey, which matters shall be described in Buyer's notice of objection with sufficient particularity to allow Seller to identify them.

          If Buyer fails to deliver notice as provided in this subsection, Buyer shall be deemed to have approved title to the Property as shown in the Commitment and on the Survey, and all such matters shown in the Commitment and on the Survey shall be considered "Permitted Exceptions."

          (d) Any matters set forth in the Commitment or on the Survey for which Buyer does not object to shall be considered "Permitted Exceptions." In addition, the following matters set forth in the Commitment or on the Survey shall be deemed to be "Permitted Exceptions": (i) those created by Buyer; (ii) those specifically set forth in this Agreement; (iii) zoning ordinances; (iv) general and special real estate taxes and assessments that are a lien on the date of Closing, but are not yet due and payable; (v) legal highways; (vi) covenants, conditions, restrictions, agreements and easements of record approved by Buyer during the Due Diligence Period that do not unreasonably interfere with the use of the Property as a retail shopping center; (vii) rights of tenants as tenants under the Tenant Leases; and (viii) nonmaterial encroachments over a building setback or property line, a prohibited encroachment of a nonmaterial nature over any easement or any other matter shown on the Survey which does not materially interfere with the use, operation or financing of the Real Property provided the Title Company provides affirmative insurance regarding same.

          (e) If Buyer notifies Seller that the condition of title as shown in the Commitment and on the Survey is unacceptable, Seller shall have until October 12, 2004 during which it may attempt to cure any material defects or, in the case of non-material defects, reach a mutual written agreement with Buyer to cure such non-material defects after the termination of the Title Review Period (as defined herein) and prior to Closing. Notwithstanding the foregoing, Seller shall have no affirmative obligation under this Agreement to expend any funds or incur any liabilities to cause any title exceptions to be removed from the Commitment or insured over or to correct any survey defects, except that (x) Seller shall pay, discharge or cause the Title Company to affirmatively insure over any mortgage lien, mechanics lien or similar encumbrance voluntarily created or assumed by Seller and not created by or resulting from the acts of Buyer or other parties not related to Seller and (y) Seller agrees to expend up to Five Hundred Thousand Dollars ($500,000) in the aggregate to cure any defects other than those described in (x) above and other than those created by or resulting from the acts of the Buyer. Seller shall have the right to cure any defect by causing the Title Company to insure over it provided Buyer agrees to same. If Seller fails to cure such defects, then Buyer has until October 13, 2004 (the "Title Review Period") to elect either to terminate this Agreement, as its sole and exclusive remedy, or Buyer may accept such title as Seller is able to convey, without reduction in the Purchase Price. If Buyer elects to terminate this Agreement, Buyer shall deliver to Seller written notice of its decision to terminate this Agreement by the end of the Title Review Period, and Escrow Agent shall return all documents and funds, except for the Nonrefundable Deposit (in accordance with Section 2(b) herein), previously deposited into escrow to the party so depositing same and neither party shall have any further liability to the other hereunder, except as otherwise provided herein.

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          (f) At Closing, as a condition to Buyer's obligations hereunder, there shall be no other exceptions to title to the Property other than the Permitted Exceptions or those that Buyer is deemed to have approved. On the Closing Date, Seller shall cause the Title Company to issue, at Seller's expense, an ALTA Owner's Title Insurance Policy (Form 1992) as to the Land in an amount equal to the Purchase Price, assuring that title to the Property is in the condition required by this Agreement, with extended coverage over the standard printed exceptions and including all endorsements requested by Buyer pursuant to Section 4(a) herein (the "Policy"). Seller agrees to cooperate reasonably with Buyer, at Buyer's expense, in causing the Title Company to issue such endorsements to the Policy.

     5.   BUYER'S DUE DILIGENCE.

          (a) Buyer shall have until October 13, 2004 to make such inquiries and review such documents regarding market conditions, the financial and physical condition of the Property, zoning, governmental compliance, financing and such other inquiries and documents as Buyer deems appropriate (the "Due Diligence Period") Notwithstanding the foregoing, Buyer shall have until September 30, 2004 to make such inquiries and review such documents regarding environmental and engineering matters. Buyer shall have reasonable access to the Property for the purpose of making, at Buyer's sole cost and expense, surveys, soil tests, inspections and other investigations on business days upon at least twenty-four (24) hours prior written notice to Seller. Buyer shall conduct such inspections in a manner not disruptive to tenants or to the operation of the Property. Buyer shall not contact any tenant at the Property or any governmental authority with respect to the Property without Seller's consent, which consent shall not be unreasonably withheld, delayed or conditioned, and, in the case of any contact with any tenant, without a representative of Seller being present. Seller shall also make available for inspection by Buyer copies of all reports, leases, correspondence, contracts, studies, permits, warranties, litigation files, and other items respecting the Property as Seller currently has in its immediate possession. In addition to the foregoing, within three (3) business days after the date hereof, Seller shall deliver to Buyer copies of such of the following respecting the Property as Seller currently has in its or its property manager's possession or control: (i) the most recent survey of the Property; (ii) the Tenant Leases and a schedule of security deposits with respect thereto; (iii) the Service Contracts; (iv) operating statements for the previous three (3) years; (v) a current rent roll; (vi) an inventory list of Personal Property; (vii) the real and personal property tax bills for the previous three (3) years;
     (viii) the utility bills for the previous twelve (12) months; (ix) environmental reports; (x) engineering reports; (xi) notices of violations or claims by third parties; and (xii) such other documents or reports in Seller's possession as reasonably requested by Buyer during the Due Diligence Period. Buyer shall undertake such inspections and reviews with commercially reasonable diligence and effort. Buyer shall maintain commercial general liability insurance with a reputable insurer licensed in the state in which the Property is located, with a Best's rating of A10 or better, providing minimum limits of liability of One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate, with an umbrella excess liability policy in minimum amount of Five Million Dollars ($5,000,000) per occurrence bodily injury/property and Five Million Dollars ($5,000,000) aggregate damage/occurrence, which policy or policies shall name Seller as additional insured and Buyer shall provide

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     Seller with a copy of said insurance certificate. Buyer shall provide notice to Seller not less than fifteen (15) days prior to cancellation of said insurance policy. Any phase I environmental report and asbestos survey shall be conducted at Buyer's expense by consultants selected by Buyer and reasonably acceptable to Seller. Additionally, on or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume at Closing any of the Service Contracts, and in such event, Seller shall give notice of termination of such disapproved Service Contract(s) and Seller shall pay any and all fees of other compensation due thereunder as a result of such termination.

          (b) On or before the expiration of the Due Diligence Period, Buyer shall have the right to terminate this Agreement for any reason in Buyer's sole discretion by delivering to Seller written notice of its decision to terminate this Agreement. If Buyer elects to terminate this Agreement, Escrow Agent shall return all documents and funds, except for the Nonrefundable Deposit in accordance with Section 2(b) herein) and, previously deposited into escrow to the party so depositing same and neither party shall have any further liability to the other hereunder, except as otherwise provided herein.

          (c) Buyer shall (i) indemnify, defend and hold Seller harmless from and against any and all liability, claims, demands, damages or expenses of any kind, including reasonable attorneys' fees, caused, directly or indirectly, by, or in any manner relating to, such entry upon the Property or the making of such tests and investigations or for any damages to the Property caused thereby and (ii) restore the Property as nearly as practicable to the condition existing immediately prior to the performance of such tests and investigations. This subsection 5(c) shall survive the termination of, or the closing of the transactions contemplated by, this Agreement for forty-five (45) days. Notwithstanding anything to the contrary in the foregoing, the mere discovery by Buyer in the course of its tests and investigations of a condition existing on the Property at such time shall not cause Buyer to be liable for the cure or remediation of the same except to the extent Buyer's negligence or willful misconduct shall cause such condition to become aggravated or except to the extent the need for remediation is caused by Buyer's negligence or willful misconduct (other than due to its discovery of such condition or any reporting arising therefrom).

          (d) If the Closing does not take place for any reason whatsoever, Buyer shall not, directly or indirectly, disclose to any person or party (other than counsel, accountants, advisors, investors, lenders, and the like) or use in any manner any non-public information of Seller acquired by Buyer with respect to Seller or the Property, except as may be required by law. Upon termination of this Agreement for any reason other than Closing, Buyer shall return to Seller within ten (10) days after such termination any and all documents, information and property of Seller in Buyer's possession or control and, if requested by Seller, shall also deliver to Seller copies of all third-party surveys, tests and investigations prepared by or for the benefit of Buyer in connection with the Property requested by Seller provided Seller pays one-half (1/2) of Buyer's actual out-of-pocket costs incurred in obtaining the same. This subsection 5(d) shall survive the termination of this Agreement for one (1) year.

     6.   ESTOPPEL CERTIFICATES.

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          (a) Seller shall use commercially reasonable efforts to obtain on or before the fifth (5th) day prior to the Closing Date an estoppel certificate for each tenant of the Property in substantially the form of Exhibit F(1) (or the form provided for in the applicable Tenant Lease), which is attached to and made a part of this Agreement ("Estoppel Certificate"). Seller shall be obligated, as a condition precedent to Closing and pursuant to subsection 9(a)(iv) herein, to obtain an Estoppel Certificate for (a) each tenant who leases over five thousand (5,000) square feet of the leased square footage of space, and (b) at least seventy percent (70%) (on a square footage basis) of all other tenants (other than those referenced in subsection (a) hereof).

          (b) Seller and Buyer agree that notwithstanding anything to the contrary contained herein, Seller shall not be required to obtain an estoppel certificate from the Stonebrook Condominium Association (the "Association") or First American Bank ("FAB"), but Seller hereby agrees to indemnify, defend and hold Buyer harmless from any and all costs, expenses, claims, liabilities and demands made against Buyer by the Association and/or FAB, arising from events that occur prior to the Closing in connection with any fees or assessments due and owing and any matters related to improvements, repairs and/or maintenance. Notwithstanding the foregoing, at Buyer's request, Seller agrees to use reasonable efforts obtain an estoppel certificate from FAB within one hundred and twenty days after the Closing, however failure to obtain such estoppel certificate shall in no way constitute a default by Seller hereunder.

     7.   OPERATION OF THE PROPERTY PRIOR TO CLOSING.

          (a) From the date of this Agreement to the Closing Date (or until any earlier termination of this Agreement, as the case may be), Seller shall:

              (i) continue to maintain and operate the Property in accordance with Seller's past practices;

              (ii) maintain the Property in as good repair, order, and condition as exists on the date of this Agreement, ordinary wear and tear and damage or destruction by fire or other casualty or taking excepted;

              (iii) maintain and keep in full force and effect insurance on the Property in amounts currently in effect;

              (iv) comply with the terms and provisions of all existing Tenant Leases and Service Contracts in all material respects; and

              (v) except for leases in respect of the Property (which are addressed in Section 7(b), below), not permit any part of the Property, or any interest therein, to be sold, encumbered or otherwise transferred without Buyer's consent.

          (b) From and after the date of this Agreement and until the Closing Date, Seller will not enter into any new leases in respect of the Property or modify or amend any existing Tenant Leases without Buyer's written approval, which written approval shall not be unreasonably withheld or delayed. If Seller requests Buyer's approval of any new lease, Seller will forward a copy of such proposed lease to Buyer together with the

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     request for approval. If Buyer fails within ten (10) business days of receipt to give notice to Seller of Buyer's disapproval of any proposed new lease or lease amendment submitted to it by Seller for approval, Buyer shall be deemed to have approved the proposed lease or amendment. If Buyer shall disapprove any proposed lease or amendment, Buyer's notice of disapproval shall include Buyer's reasons for disapproval.

          (c) Buyer acknowledges that Seller is negotiating the lease of three thousand three hundred (3,300) square feet of vacant unleased space on the Property known as "Space A-7". Seller will not enter into any lease for Space A-7 without Buyer's written approval, which approval shall not be unreasonably withheld or delayed. In the event Buyer consummates the transactions contemplated by this Agreement, Buyer shall be responsible for any buildout costs and/or commission fees associated with Space A-7.

     8.   REPRESENTATIONS AND WARRANTIES.

          (a) Seller represents and warrants to Buyer as follows:

              (i) Seller is and will be on the Closing Date a limited liability company duly organized and validly existing under the laws of the State of Illinois, and qualified to do business in the jurisdiction in which the Property is located, and Seller has and will have on the Closing Date all necessary power and authority to: (A) carry on the business for which it has been organized; (B) own and operate the Property; and (C) enter into and perform Seller's obligations under this Agreement.

              (ii) Seller has taken all actions required to be taken under the laws of the State of Illinois and under Seller's operating agreement to approve or authorize the execution and delivery of this Agreement and consummation of the transactions contemplated in this Agreement.

              (iii) Neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will constitute a violation of, be in conflict with, or constitute a default under (or with the passage of time or delivery of notice, or both, would constitute a default under) any term or provision of Seller's operating agreement or any other agreement, lease, reciprocal easement agreement, or other instrument by which Seller or the Property is bound and all necessary consents for same have been obtained.

              (iv) No litigation, proceeding or action is pending or to Seller's actual knowledge, threatened against or relating to the Property or Seller, that could materially adversely affect the Property or its ownership or operation by Buyer.

              (v) No condemnation proceeding is pending or to Seller's actual knowledge, threatened against or relating to all or any portion of the Property.

              (vi) Attached as disclosed on EXHIBIT C is a complete list of all the Tenant Leases, and all contractual commitments in connection therewith, respecting the Property.

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              (vii) Attached as disclosed on EXHIBIT D is a complete list of all of the Service Contracts respecting the Property.

              (viii) Except as set forth in the materials delivered to Buyer pursuant to Section 5(a) above, Seller has not received written notice from any governmental unit or other person that the Property is not in compliance with any environmental law.

              (ix) GOOD STANDING. The Seller is and on the Closing Date will be duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted or the character of the property owned, leased or used makes such qualification and/or licensing necessary.

              (x) COMPLIANCE WITH LAWS. To Seller's knowledge, the Seller is in compliance in all material aspects with all laws, rules, regulations, and orders pertaining to the Property.

              (xi) LAWSUITS AND CLAIMS. To Seller's knowledge, there is no demand or lawsuit, nor any compliance order, notice of probable violation or similar governmental action, pending or, to the Seller's knowledge, threatened before any court or governmental agency that (i) would result in an impairment or loss of title to any material part of the Property, or impairment of the value thereof, (ii) would materially hinder or impede the operation or free enjoyment of the Property, or (iii) seeks to restrain or prohibit, or to obtain substantial damages from the Seller.

              (xii) LEASE EFFECTIVENESS. Except for the KDA space, the Leases were valid and in full force and effect when entered into by the Seller and such Leases are and continue to be in full force and effect, subject to the provisions set forth therein or in any rent roll made available to Buyer. The copies of the Leases delivered to Buyer contain all of the information pertaining to any rights of any parties to occupy the Property, and the rent roll provided to Buyer by the Seller is true and correct, in all material respects. The Seller has not received any written notice of default or event that, with the giving of notice or passage of time, or both, would constitute a default by the Seller as landlord under the Leases.

              (xiii) LIABILITIES. To Seller's knowledge, the Seller has no existing, contingent, or threatened liability or obligation, other than (i) liabilities and obligations not in default accruing pursuant to the express terms of the Leases or Service Contracts, or (ii) the Seller's obligations.

              (xiv) FINANCIAL STATEMENTS. To the Seller's knowledge, all financial statements delivered to Buyer and referenced on EXHIBIT G hereto are true and correct in all material respects and are based on Seller's current manner of reporting and practice.

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              (xv) INSURANCE. To Seller's knowledge, the Seller has not received any written notices from insurance companies regarding the uninsurability of the Improvements.

              (xvi) SERVICE CONTRACTS. To Seller's knowledge, the Service Contracts delivered to Buyer are true and correct, represent all material contracts to which the Seller is a party, and Seller is not in default of such Service Contracts.

              (xvii) TENANT LEASES. To Seller's knowledge, the List of Tenant Leases attached hereto as EXHIBIT C is true and correct, represents all material leases to which Seller is a party, and Seller is not in default of such leases.

              (xviii) ENVIRONMENTAL REPORTS. Except as may be disclosed in the environmental reports delivered to Buyer, to Seller's knowledge, Seller has not received any written notification that the Property is in violation of any environmental laws applicable thereto, nor, to the best of Seller's knowledge, is the Property not in compliance, in all material respects, with such laws.

              (xix) BANKRUPTCY. To Seller's knowledge, no petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

              (xx) LEASING COMMISSIONS/TENANT IMPROVEMENT ALLOWANCES. To Seller's knowledge, there are no leasing commissions or tenant improvement allowances due under the Tenant Leases post-closing.

              (xxi) MATERIAL DEFECTS. To Seller's knowledge, no material defects exist on the Property other than those disclosed in writing by Seller to Buyer and those disclosed by Buyer pursuant to that certain Property Condition Assessment, LM Project No. 597.001.

          (b) Buyer represents and warrants to Seller as follows:

              (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and qualified to do business in the jurisdiction in which the Property is located, and Buyer has and will have on the Closing Date all necessary power and authority to: (A) carry on the business for which it has been organized; (B) own and operate the Property; and (C) enter into and perform Buyer's obligations under this Agreement.

              (ii) Buyer has taken all actions required to be taken under the laws of the State of Illinois and under Buyer's articles or incorporation and bylaws, partnership agreement or articles of organization and operating agreement, as the case may be, to approve or authorize the execution and delivery of this Agreement and consummation of the transactions contemplated in this Agreement.

              (iii) Neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will constitute a violation of, be in conflict with, or constitute a default under (or with the passage of time or delivery of notice, or both, would constitute a default under) any term or provision of Buyer's partnership agreement, articles of incorporation and by-laws or articles of organization and operating agreement, as the case may be, or any other agreement or other instrument by which Buyer is bound.

          (c) When the phrase "to Seller's knowledge" or similar phrase is used, it shall mean the actual knowledge of Robert S. Brownson, the Vice President of the manager of the Seller and Trisha Benson, the President of the manager of the Seller (the "knowledge parties"), in each case after review of this Agreement with the property manager of the Seller. Seller represents that the knowledge parties are the persons within Seller's organization most knowledgeable about the Property. Except as otherwise provided in this Agreement, the representations and warranties set forth in this Section 8 shall survive for the period of one (1) year after the consummation of the transactions contemplated by this Agreement and the recording the Deed (as hereinafter defined).

     9.   CONDITIONS PRECEDENT TO CLOSING.

          (a) Buyer's obligations under this Agreement are expressly conditioned upon completion or satisfaction of the following matters on or prior to the Closing Date:

              (i) The Title Company shall, at Closing, be ready, willing and able to issue to Buyer the Policy for the Property, insuring fee simple title to the Land, subject only to the Permitted Exceptions;

              (ii) Seller shall have deposited with the Escrow Agent all documents required of Seller to be delivered into Escrow hereunder;

              (iii) The representations and warranties of Seller contained in subsection 8(a) of this Agreement shall be true and correct as of the Closing Date;

              (iv) Buyer shall have received estoppel certificates completed by (collectively, the "Required Estoppels") (a) all tenants leasing greater than five thousand (5,000) square feet of the leased square footage of space on the Property, in accordance with Section 6 above; and (b) at least seventy percent (70%) (on a square footage basis) of all other tenants (other than those tenants referenced in subsection
          (a) herein) on the Property in accordance with Section 6 above; provided, however, that if any tenant does not deliver an estoppel certificate as of the Closing Date, then, except for the Required Estoppels, Seller shall execute and deliver to Buyer on or before the Closing Date its own estoppel certificates in the form of Exhibit F(2) hereto for any such tenants which did not deliver an Estoppel Certificate. Each Estoppel Certificate executed by Seller shall be null and void and of no further force and effect one (1) year after its effective date. Seller's liability under any Estoppel Certificate executed by it shall be limited as provided in Section 15(b) below and shall terminate upon receipt by Buyer of an Estoppel Certificate from the applicable tenant which satisfies the requirements set forth herein. Estoppel Certificates shall be acceptable and delivered in satisfaction of this Section 9(a)(iv) if it is substantially in the applicable form required hereunder and the information set forth in each such estoppel certificate is consistent in all material respects with the applicable Tenant Lease and the information provided to Buyer by Seller, provided, however, that if the form of an Estoppel Certificate is attached to any lease such form shall be deemed, as to form, the "applicable form" as to such lease. Notwithstanding the foregoing, Buyer shall not receive estoppel certificates completed by the Association or FAB.

              (v) Seller hereby agrees to indemnify, defend and hold Buyer harmless from any and all costs, expenses, claims, liabilities and demands made against Buyer by any of the parties to any reciprocal easement agreement and/or license agreement affecting the Property, arising from events that occur prior to the Closing.

              (vi) There shall be no litigation, including any arbitration, investigation or other proceeding, pending by or before any court, arbitrator or governmental authority, nor any decree, order or injunction issued by any such court, arbitrator or governmental authority and remaining in effect, which does or seeks to prevent or hinder the timely consummation of the Closing; and

              (vii) Seller agrees to enter into an escrow agreement with Buyer and Escrow Agent for four thousand two hundred fifty (4,250) square feet of vacant unleased space on the Property (the "Vacant Space") known as the "KDA space" for a period of twelve (12) months commencing on the Closing Date in the amount of One Hundred Nineteen Thousand and No/100 Dollars ($119,000) annual base rent ($28.00 per square foot net) ("Rent") plus all amounts attributable to building taxes, utilities, insurance and other operating expenses (the "Vacancy Operating Expenses"), pursuant to a document in form attached hereto as EXHIBIT H (the "Vacancy Escrow Agreement"). The aggregate amount of One Hundred Thirty-Seven Thousand Seven Hundred Ninety-Two and No/100 Dollars ($137,792.00), constituting Rent plus a reasonable estimate of the Vacancy Operating Expenses for the term of the Vacancy Escrow Agreement, shall be deposited with Escrow Agent at Closing (the "Vacancy Escrow"). As Rent and Vacancy Operating Expenses become due and payable each month, Escrow Agent shall immediately release such monthly amounts to Buyer in accordance with the terms of the Vacancy Escrow Agreement. At the end of the term of the Vacancy Escrow Agreement, any remainder of Rent and/or Vacancy Operating Expenses in the Vacancy Escrow which may occur as a result of Seller's leasing the Vacant Space to another tenant approved by Buyer, shall be returned to Seller as provided herein. Prior to and after Closing, Seller may present to Buyer proposed tenants for the Vacant Space. Buyer will not unreasonably refuse to lease the Vacant Space to any such proposed tenant provided that such proposed tenant: (1) agrees to execute a lease covering the Vacant Space, the form of which has been approved in all respects by Buyer, (2) agrees to lease the Vacant Space in accordance with terms which are consistent with the terms of, and do not violate any restrictions or exclusives contained in, other leases on the Property, (3) agrees that the rent under any lease of the Vacant Space will in no event be less than the rent paid under the Vacancy Escrow Agreement, (4) is engaged in a business which is of a nature which is consistent with the current uses of the Property, (5) is creditworthy in Buyer's reasonable judgment, and (6) agrees to enter into lease terms equal or more favorable to the landlord than the terms set forth in the "Leasing Guidelines" attached to the Vacancy Escrow Agreement as Exhibit B. In the event the Vacant Space is leased to such proposed tenant, (1) the Vacancy Escrow Agreement shall automatically terminate as of that date upon which said proposed tenant commences rental payment for the Vacant Space, and (2) Seller shall pay Buyer the lesser of (i) the remaining Rent due under the Vacancy Escrow Agreement or (ii) Seller's proportionate share of the costs attributable to the installation of such proposed tenant, including legal costs, leasing commissions, tenant improvements and tenant allowances, which shall be calculated by multiplying such costs by a fraction, the numerator of which shall be the number of months remaining in the term of the Vacancy Escrow Agreement, and the denominator of which shall be the total number of months in the replacement tenant's lease term.

              (viii) On or before the end of the Due Diligence Period, Seller having obtained and delivered to Buyer: (a) an unconditional and final waiver by Hallmark of the early termination option granted to Hallmark pursuant to Paragraph 2(d) of that certain Standard Shopping Center Lease dated September 11, 2000, as amended; and (b) an unconditional and final waiver by The Avenue of the early termination option granted to The Avenue pursuant to Paragraph 2 of that certain Second Amendment to Shopping Center dated August 29, 1996.

              (ix) On or before the end of the Due Diligence Period, Seller having obtained and delivered to Buyer an amendment to that certain Lease Agreement with Signature Group, Inc. ("Signature Cleaners Lease"), obligating such tenant to convert its dry cleaning operations to a "wet" or "green" system, in form and content reasonably acceptable to Buyer, and Seller having escrowed in a manner reasonably acceptable to Buyer sufficient funds to accomplish such conversion which will be the obligation of tenant under the Signature Cleaners Lease.

              (x) On the Closing Date, all of the tenant leases listed in the List of Tenant leases attached as EXHIBIT C shall be in full force and effect, and all of the tenants listed shall be open and operating in their respective premises.

              (xi) Seller having obtained and delivered to Buyer, at Seller's sole cost and expense, a replacement seven (7) year warranty reasonably acceptable to Buyer, on all outlot buildings and that certain portion of the roof over the Old Navy premises, or, if such replacement roof warranty is not available, Seller shall give Buyer a credit against the Purchase Price at Closing in the amount of $100,000.00.

              (xii) On or before the end of the Due Diligence Period, Seller having executed and delivered to Buyer the Audit Representation Letter referred to in Paragraph 34 hereof, in the form attached hereto and made a part hereof as EXHIBIT P.

          (b) Seller's obligations to perform hereunder are expressly contingent and conditional upon the satisfaction of the following:

              (i) Buyer shall have deposited or have caused to be deposited with the Escrow Agent all documents and funds required of Buyer to be deposited into Escrow hereunder; and

              (ii) The representations and warranties of Buyer contained in subsection 8(b) of this Agreement shall be true and correct as of the Closing Date.

          (c) The parties acknowledge that the conditions precedent set forth in subsection (a) above are for the benefit of Buyer and that the conditions precedent set forth in subsection (b) above are for the benefit of Seller. Unless otherwise specifically set forth herein, the date by which the conditions precedent must be satisfied shall be the Closing Date. If any of the conditions precedent set forth in subsection (a) (other than subsection 9(a)(iv) above) or subsection (b) above are not satisfied on or before the date which is ten (10) days after written notice by the party for whose benefit the condition precedent exists, such party shall have the right to terminate this Agreement by written notice of termination given to the other party, however, such right to terminate shall not exist if the party who received written notice is affirmatively trying to cure. If the condition precedent set forth in subsection 9(a)(iv) above is not satisfied on or before the date which is ten (10) days prior to Closing, then Buyer shall have five (5) days upon receipt of written notice from Seller to Buyer to provide written notice to Seller of its election to either (i) terminate this Agreement or (ii) waive the condition precedent set forth in subsection 9(a)(iv) above and proceed to Closing as otherwise provided herein. If a notice of termination is given, Escrow Agent shall return all documents and funds, except the Nonrefundable Deposit in accordance with
     Section 2(b) herein, previously deposited into escrow, to the party so depositing same, except if the events described in subsections 9(b)(i) and 9(b)(ii) are not satisfied in accordance with all notice and cure periods as provided in this subsection 9(c), the Deposit shall be transferred to Seller, and neither party shall have any further liability to the other hereunder, except as otherwise provided herein. Notwithstanding the foregoing, a party for whose benefit the condition precedent exists shall have the right to waive satisfaction thereof, in which event this Agreement shall proceed to Closing as otherwise provided herein. Unless notice of failure to satisfy conditions precedent is given as above provided, all conditions precedent shall be deemed satisfied. Notwithstanding the foregoing, if the other party is in default under this Agreement, nothing herein shall prevent the non-defaulting party from pursuing its remedies as provided in this Agreement.

     10.  RISK OF LOSS.

          (a) If any part of the Property is damaged or destroyed by fire or any other cause ("Damage") or subject to a pending, threatened, or completed taking by condemnation or eminent domain, or a proposed conveyance under threat of either ("Taking"), Seller shall promptly notify Buyer of the same.

          (b) If the extent of the Damage is in excess of Five Hundred Thousand Dollars ($500,000.00) as reasonably determined by Seller and its contractors, in

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

     consultation with the Buyer, or if any Taking materially adversely affects the operation of the Property (including without limitation parking or access) as it existed prior to the Taking, Buyer shall have the option to either (i) terminate this Agreement by giving written notice of such termination within ten (10) days after Seller's notice of such Damage or Taking, as the case may be or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price, except as set forth below, by delivery of written notice of Buyer's election to Seller within ten (10) days after receipt of Seller's notice of such Damage or Taking, as the case may be. If this Agreement is terminated, Escrow Agent shall return all documents and funds, except the Nonrefundable Deposit, previously deposited into escrow to the party so depositing same and neither party shall have any further liability to the other hereunder, except as otherwise provided herein.

          (c) If this Agreement is not terminated pursuant to subsection 10(b) above, Seller (i) may elect to repair and restore the Premises in a good and workmanlike manner prior to Closing so that the Property is in the same or better condition as it existed prior to such Damage or Taking or (ii) shall assign to Buyer Seller's rights to the proceeds of any compensation or insurance payable. Buyer shall remain obligated to perform this Agreement, and in the case of damage or destruction covered by insurance, the Purchase Price shall be reduced by the amount of the deductible, if any, under the insurance policy or policies covering the Property.

     11. CLOSING. The term "Closing" as used in this Agreement shall mean the consummation of the transactions contemplated under this Agreement, which shall occur on or before fifteen (15) days after the expiration of the Due Diligence Period (the "Closing Date") in the offices of Escrow Agent. On the Closing Date, Escrow Agent shall file for record the Deed (as hereinafter defined) and such other instruments as Buyer may require to be recorded or as may be necessary to allow the Title Company to issue the Policy. Subject to the rights of tenants as tenants under the Leases, Seller shall deliver possession of the Property at Closing.

     12.  PRORATIONS AND CHARGES.

          (a) (i) At Closing, Buyer and Seller shall prorate as of the Closing Date those items of income and expense that are capable of an exact determination. For those items of income and expense that are incapable of an exact determination as of the Closing Date, Buyer and Seller shall make a good faith estimate of the closing prorations using the most recent ascertainable amounts of or other reliable information in respect of each such item of income and expense. Buyer and Seller shall use their commercially reasonable efforts to obtain an exact determination of the remaining items of income and expense within sixty (60) days after the end of the calendar year in which the Closing Date occurs. After approval of such report, if Buyer owes money to Seller, Buyer promptly shall pay such overage to Seller, or if Seller owes Buyer money, Seller promptly shall pay the amount so owed to Buyer.

              (ii) Notwithstanding anything to the contrary contained in Section 12(a)(i), taxes, real property taxes, special taxes, assessments and sewer charges (collectively, "Taxes") for the year 2003 (payable in 2004) shall not be prorated and shall be payable as provided herein. Seller shall pay all Taxes for the calendar year 2003 (payable in 2004) on or prior to Closing. Buyer shall reimburse Seller for any amounts received by tenants for Taxes for the year 2003 (payable in 2004) within thirty
          (30) days of Buyer's receipt of same. Seller shall have the right to pursue tenants for reimbursements of said amounts if Buyer fails to reimburse Seller with same. Taxes for calendar year 2004 (payable in 2005) shall be prorated at Closing based on the proportionate share of Taxes allocated to all "non-material tenants" and Buyer shall receive at Closing a credit based on the number of days from January 1, 2004 to the Closing Date (based upon the most recent final tax bill). Taxes for calendar year 2004 (payable in 2005) shall not be prorated for the proportionate share of Taxes allocated to those "material tenants" described on EXHIBIT I, which is attached to and made a part of this Agreement, such tenants having greater than six (6) years remaining on their lease term, and Buyer shall be solely responsible for such Taxes.

              (iii) Seller shall notify all water, gas, electric and other utility companies servicing the common areas of the Property (collectively, the "Utility Companies") of the sale of the Property to Buyer and that all utility bills for the period commencing as of the day of Closing are to be sent to Buyer at the notice address provided in Section 18 of this Agreement.

              (iv) Notwithstanding anything to the contrary in Section 12(a)(i), proration of percentage rent payable by tenants of the Property shall be governed by this Section 12(a)(iv). Percentage rent payable by tenants of the Property for calendar year 2004 shall be prorated as provided herein. Any monthly or quarterly percentage rent received by Seller before Closing shall be retained by Seller. Any monthly or quarterly percentage rent received by Buyer after Closing shall be retained by Buyer. Any annual percentage rent received by Buyer after the Closing shall be prorated between Seller and Buyer based upon that portion of the calendar year in which Seller and Buyer, respectively, were the owners of the Property. For example, if annual percentage rent of $12,000 is due at the end of a tenant's fiscal year ending October 31, 2004 and the Closing occurs on August 31, 2004, then Seller shall receive a payment of $10,000 and Buyer shall retain $2,000. Also for example, if annual percentage rent of $12,000 is due at the end of a tenant's calendar year and the Closing occurs on August 31, 2004, then Seller shall receive a payment of $8,000 and Buyer shall retain $4,000.

              (v) Notwithstanding anything to the contrary in Section 12(a)(i), proration of common area maintenance ("CAM") and insurance ("Insurance") charges payable by tenants of the Property shall be governed by this Section 12(a)(v). To the extent CAM revenue and Insurance received by Seller prior to Closing exceed the actual expenses for which such CAM and Insurance are paid, Seller shall credit Buyer at Closing with the amount of such excess. To the extent CAM revenue and Insurance received by Seller prior to Closing are less than the actual expenses for which such CAM and Insurance are paid, Buyer shall pay to Seller any payments actually received from tenants for such CAM and Insurance payments. Buyer and Seller shall cooperate to reconcile with the tenants for the entire year of 2004, provided that any increases in expenditures for any capital improvements after the Closing Date shall be disregarded for purposes of such reconciliation. Seller shall have the right to submit to Buyer any CAM and Insurance bills received by Seller which are attributable to the month of Closing, to the extent such bills can be passed through to tenants as CAM and Insurance charges.

              (vi) The provisions of this subsection 12(a) shall survive the Closing and the recording of the Deed for four hundred fifty days and shall not be merged thereby. For purposes of computing any prorations required under this Section, the Closing Date shall be a day of income and expense to Buyer.

              (vii) Seller shall be obligated to pay the cost of any leasing commission and tenant improvements that are due and payable on or before the Closing with respect to existing leases. Any leasing commissions and tenant improvement costs incurred for leases entered into after the date hereof and before the Closing (which have been approved in writing by Buyer) shall be prorated between Seller and Buyer in the same proportion as the rental income received by Seller prior to the Closing and the rental income to be received by Buyer after the Closing bears to the total rental income provided for over the term of the new lease. For example, if a new lease involved a leasing commission of $10,000, a monthly rental income of $1,000, a rental income over the term of the lease of $60,000 and the new lease was in effect six months prior to the Closing, Seller would be responsible for $1,000 of the leasing commission and Buyer would be responsible for $9,000 of the leasing commission. If Seller has not paid its proportionate share, then Buyer shall be entitled to a credit at Closing and in the event Seller has paid more than its proportionate share, then Seller shall be entitled to a credit at Closing. In regard to leases existing as of the date hereof, Seller represents and warrants to Buyer that installments of leasing commissions and tenant improvement costs that are due and payable after the Closing total $0.00. All leasing commissions and tenant improvement costs relating to the exercise of any expansion, extension or renewal option which would first become effective prior to Closing shall be prorated, between Seller and Buyer in the same proportion as the rental income received by Seller prior to the Closing and the rental income to be received by Buyer after the Closing bears to the total rental income provided for over the term of the expanded, extended or renewed lease. (See the example set forth above). If Seller has not paid its proportionate share as of Closing, then Buyer shall be entitled to a credit at Closing and in the event Seller has paid more than its proportionate share, then Seller shall be entitled to a credit at Closing.

              (viii) Buyer shall receive a credit against the Purchase Price in an amount equal to the full amount of tenant cash security deposits (together with any interest earned thereon to the extent required to be paid to tenants under the Leases). Seller shall use commercially reasonable efforts to effectuate an assignment or substitution of any non-cash security held in connection with the Leases, including any letters of credit (which would be transferred and assigned by the issuing bank such that Buyer is the named beneficiary of such letter of credit at or prior to Closing), provided however, if any such letters of credit are not assignable, Seller shall have the right to substitute cash in lieu thereof.

          (b) Notwithstanding anything to the contrary contained in Section 12(a)(1), proration of minimum annual rent shall be governed by this
     Section 12(b). Minimum annual rent payable by tenants of the Property for the month in which the Closing occurs shall be prorated as of the Closing Date as if all such minimum annual rents have been received by Seller on their due date (i.e., on an accrual basis). If on the Closing Date any tenant is delinquent in the payment of rent or any other monetary obligations, such delinquent rent shall remain the property of Seller. During the three(3) month period immediately following the Closing Date, Buyer shall make a good faith effort to collect such delinquent rent on Seller's behalf, provided however, Buyer shall in no event be obligated to sue tenants to collect such delinquent rent. During such three(3) month period, Seller shall take no action to collect such delinquent rent. Notwithstanding the foregoing, in connection with Zainy Brainy, Truskowski Deli (former tenants of the Property) and the KDA space, (i) Seller may take any action to collect delinquent rent, (ii) any delinquent rent collected shall not be prorated, and (iii) Seller shall keep any delinquent rent collected. After the expiration of such three(3) month period, Seller shall have the right to collect the same from such tenant, including the right to sue such tenant for nonpayment of rent, (but shall not have any right to terminate such tenant's lease or exercise any eviction remedy under the lease.) If Buyer receives any amount from such tenant within one
     (1) year after Closing, Buyer shall apply the same first to Buyer's cost of collections, if any, then to Buyer, until all rental and other obligations of such tenant accruing on or after the Closing Date have been brought current, and then to Seller until all delinquent minimum annual rent of such tenant as been paid to Seller.

          (c) At Closing, Seller shall be charged and, where applicable, Buyer shall be credited the following:

              (i) the applicable prorations in accordance with Sections 12(a) and (b) above;

              (ii) security deposits (together with any interest to be paid thereon) held by Seller pursuant to the Tenant Leases;

              (iii)   one-half (1/2) of the escrow fee;

              (iv) all brokerage fees payable in connection with this transaction to the extent required by Section 20 of this Agreement;

              (v) cost of the title examination, the Commitment and the Policy (exclusive of all endorsements thereto other than extended coverage which shall be paid by Seller);

              (vi) any state, county and municipal transfer tax, recordation tax and conveyance fee;

              (vii)   Seller's attorneys' fees;

              (viii) costs of discharging and releasing all Monetary Liens to the extent required by Section 3(e) of this Agreement;

              (ix)    the cost of the Survey;

              (x) one-half (1/2) of the escrow fee attributable to the Vacancy Escrow Agreement; and

              (xi) one-half (1/2) of all other fees of a similar nature in connection with the consummation of the transactions contemplated by this Agreement and not expressly set forth in this Agreement.

          (d) At Closing, Buyer shall be charged and, where applicable, Seller shall be credited, the following:

              (i) The applicable prorations in accordance with Sections 12(a) and (b) above;

              (ii)    cost of all endorsements to the Policy;

              (iii) the cost of recording the Deed and such other instruments as Buyer or the Title Company may consider necessary or desirable to be recorded;

              (iv)    one-half (1/2) of the escrow fee;

              (v)     Buyer's attorneys' fees;

              (vi)    cost of Buyer's due diligence ;

              (vii)   costs relating to any financing obtained by Buyer;

              (viii) one-half (1/2) of the escrow fee attributable to the Vacancy Escrow Agreement; and

              (ix) one-half (1/2) of all other fees of a similar nature in connection with the consummation of the transactions contemplated by this Agreement and not expressly set forth in this Agreement.

     13.  INSTRUMENTS OF CONVEYANCE AND OTHER DOCUMENTS.

          (a) On or prior to the Closing Date, Seller shall fully and properly execute and deposit with Escrow Agent the following documents:

              (i) a deed (the "Deed") in the form of EXHIBIT J which is attached hereto and made a part of this Agreement, conveying to Buyer or Buyer's nominee fee simple title to the Real Property, free and clear of all liens and encumbrances, except for the Permitted Exceptions;

              (ii) a bill of sale (the "Bill of Sale") in the form of EXHIBIT K, which is attached to and made a part of this Agreement, conveying to Buyer or Buyer's nominee good title to the Personal Property free and clear of all liens and encumbrances;

              (iii) an assignment of the Tenant Leases (the "Assignment of Leases"), in the form of EXHIBIT L, which is attached to and made a part of this Agreement, assigning to Buyer or Buyer's nominee all of Seller's right, title, and interest as lessor under the Tenant Leases;

              (iv) an assignment of the Service Contracts and the Intangible Property (the "Assignment of Service Contracts and Intangible Property"), in the form of EXHIBIT M, which is attached to and made a part of this Agreement, assigning to Buyer or Buyer's nominee all of Seller's right, title, and interest in and to the Service Contracts and the Intangible Property;

              (v) a counterpart settlement statement (the "Settlement Statement") setting forth the Purchase Price and all amounts charged against or credited to Buyer and Seller pursuant to Section 12 of this Agreement;

              (vi) an affidavit in the form of EXHIBIT N, which is attached to and made a part of this Agreement, regarding the non-foreign status of Seller;

              (vii) the authority documents of Seller authorizing the sale of the Property ("Seller's Authorization");

              (viii) a letter to each tenant under the Tenant Leases stating that the Property has been conveyed to Buyer as of the Closing Date and advising each tenant that all future payments of rent and all other future correspondence regarding the Property should be delivered to Buyer (the "Tenant Letters");

              (ix) notice of termination of any agreement with any property manager or leasing agent with respect to the Property;

              (x)     any applicable transfer tax statements;

              (xi) keys and other access devices for the Property in Seller's possession which shall be delivered outside of Closing; and

              (xii) three (3) executed counterparts of the Vacancy Escrow Agreement.

          (b) On or prior to the Closing Date, Buyer shall fully and properly execute and deposit with Escrow Agent the following documents and funds:

              (i) the Purchase Price, subject to the closing adjustments contemplated hereby;

              (ii)    a counterpart of the Assignment of Lease;

              (iii) a counterpart of the Assignment of Service Contracts and Intangible Property;

              (iv) the authority documents of Buyer authorizing the purchase of the Property ("Buyer's Resolution");

              (v) a counterpart Settlement Statement setting forth the Purchase Price and all amounts applied on behalf of or charged against or credited to Buyer and Seller pursuant to Section 12 of this Agreement; and

              (vi) three (3) executed counterparts of the Vacancy Escrow Agreement.

     14. DELIVERY AND PAYMENT. Upon consummation of the transactions contemplated in this Agreement, Escrow Agent shall disburse funds and documents as follows:

          (a) To Seller:

              (i)     a copy of the Settlement Statement;

              (ii)    the Purchase Price, LESS amounts charged to Seller; and

              (iii) executed originals of the Assignment of Lease, the Assignment of Service Contracts and Intangible Property, Vacancy Escrow Agreement and a copy of the Tenant Notice Letters and Buyer's authorization; and

          (b) To Buyer:

              (i)     a copy of the Settlement Statement;

              (ii)    the recorded Deed;

              (iii) executed originals of the Bill of Sale, the Assignment of Leases, the Assignment of Service Contracts and Intangible Property, Vacancy Escrow Agreement and the Tenant Letters and a copy of Seller's Authorization;

              (iv) executed originals of all affidavits and other instruments deposited into escrow pending Closing;

              (v)     the Policy; and

              (vi) the balance, if any, in the escrow account to the credit of Buyer by check payable to Buyer.

 Immediately after Closing, Seller shall deliver, or cause its property manager to deliver, to Buyer original executed copies of all Tenant Leases and Service Contracts, the original plans and specifications for the Improvements, building permits, certificates of occupancy, and such other certificates, licenses, and permits as may be necessary or desirable for operation of the Property, and the originals or photocopies of all books, accounts, and records relating to the Property other than Seller's partnership books and records to the extent in Seller's possession or control.

     15.  BREACH.

          (a) In the event Seller defaults in the performance of its obligations under this Agreement and does not cure such default within three (3) business days after written notice thereof, Buyer, as its sole remedy, (i) shall be entitled to terminate this Agreement and receive a return of the Deposit, or (ii) shall have the remedy of specific performance or (iii) recover as liquidated damages the amount of One Hundred Thousand Dollars ($100,000.00). In the event Buyer defaults and does not cure such default within three (3) business days after written notice thereof, Seller, as its sole remedy exclusive of all other remedies at law or in equity, shall have the right to terminate this Agreement and receive payment of the Deposit as stipulated, liquidated damages and not as a penalty.

          (b) Notwithstanding anything to the contrary contained herein, if the closing occurs, in no event shall the liability of Seller under this Agreement or any document executed by Seller in connection with the terminations contemplated hereby exceed Two Million Dollars ($2,000,000.00) in the aggregate. This Section 15(b) shall survive closing and the recordation of the Deed (and shall not be merged therein).

          (c) Any claims for damages under this Agreement may only be made against a party hereto and no liability under this Agreement shall attach to any shareholder, director officer, manager or member of any such party.

     16. NO OUTSIDE REPRESENTATION. This Agreement, including the Schedules attached hereto and incorporated herein, contains all of the terms and conditions agreed upon, it being understood that there are no outside representations or oral agreements. Any modification of this Agreement shall be in writing and shall be signed by Seller and Buyer. Buyer acknowledges that, except as expressly contained in this Agreement, (a) neither Seller nor anyone acting for or on behalf of Seller has made any representation, statement, warranty, or promise to Buyer concerning the physical aspects and condition of the Property, any dimensions or specifications of any of the Property, the feasibility, desirability, or convertibility of the Property into any particular use, or the projected income or expenses for the Property; (b) in entering into this Agreement, Buyer has not relied on any representation, statement, or warranty of (i) Seller (except those contained in this Agreement), or (ii) anyone acting for or on behalf of Seller, all of which are to be independently verified by Buyer; (c) Buyer is purchasing the Property based solely upon Buyer's own inspection and examination thereof; (d) Buyer is purchasing the Property in its then "AS-IS, WHERE-IS, WITH ALL FAULTS" physical condition and its then "AS-IS, WHERE-IS, WITH ALL FAULTS" state of repair without any representation, statement, or warranty of Seller (except those contained in this Agreement) or anyone acting for or on behalf of Seller; and (e) Buyer does hereby waive, and Seller does hereby disclaim, all warranties of any type or kind, express or implied, whatsoever with respect to the Property, including, by way of description, but not limitation, those of fitness for a particular purpose, merchantability, tenantability, habitability, and use. The provisions of this Section 16 shall survive Closing and delivery of the Deed and shall not be merged thereby.

     17. SURVIVABILITY. Except for the rights and obligations of Seller and Buyer in this Agreement which expressly survive the Closing and all representations and warranties made herein which shall in no event survive for more than twelve (12) months after the Closing, no other rights or obligations of Seller or Buyer shall survive the Closing.

     18. NOTICES. All notices required to be given or delivered under this Agreement shall be in writing and shall be deemed validly given (a) immediately upon hand delivery, (b) one (1) business day following deposit with a courier or express service guaranteeing overnight delivery, (c) two (2) postal delivery days after deposit in the U.S. mails by certified mail, return receipt requested, or (d) immediately upon the telephonically confirmed receipt of a facsimile transmission, addressed as follows:

                If to Seller:       Rubloff Development Group, Inc.
                                    4949 Harrison Avenue, Suite 200
                                    Rockford, Illinois 61108
                                    Attention: Robert S. Brownson
                                    Telephone:    (815) 387-3100
                                    Telecopier:   (815) 398-5271

                With a copy to:     Freeborn & Peters
                                    311 S. Wacker Drive
                                    Suite 3000
                                    Chicago, Illinois 60606
                                    Attention: Richard Traub, Esq.
                                    Telephone:    (312) 360-6605
                                    Telecopier:   (312) 360-6572

                If to Buyer:        Inland Real Estate Acquisitions, Inc.
                                    2901 Butterfield Road
                                    Oak Brook, Illinois 60532
                                    Attention: G. Joseph Cosenza
                                    Telephone:    (630) 218-4948
                                    Telecopier:   (630) 218-4935

                With a copy to:     Robin Rash, Esq.
                                    The Inland Real Estate Group, Inc./Law Dept.
                                    2901 Butterfield Road
                                    Oak Brook, Illinois 60521
                                    Telephone:    (630) 218-8000 Ext. 2854
                                    Telecopier:   (630) 218-4900

or to such other person or address as Seller or Buyer shall have given by notice as herein provided.

     19. BROKER'S COMMISSION. Except for Mid-America whose fees shall be paid by Seller pursuant to a certain brokerage agreement between Mid-America and Seller, Seller and Buyer each represent and warrant to the other that the warranting party has had no dealing with any other dealer, real estate agent, or broker so as to entitle such other dealer, agent, or broker to receive any commission or fee in connection with sale of the Property to Buyer. If for any reason any such commission or fee shall become due, the party dealing with such dealer, agent, or broker shall pay any such commission or fee and shall indemnify, defend, and save the other party harmless from and against any and all claims for any such commission or fee and from any attorneys' fees and litigation or other expenses relating to any such claim.

     20. BINDING EFFECT. This Agreement shall benefit and bind the parties and the heirs, legal representatives, successors, and assigns of each of them.

     21. ASSIGNMENT. This Agreement may be assigned by Buyer, without the prior written consent of Seller to any direct or indirect subsidiary of The Inland Real Estate Group of Companies, Inc. (a "Buyer Affiliate") or to a real estate investment trust or subsidiary thereof which Buyer or a Buyer Affiliate is a sponsor. In the event of any assignment, (a) original Buyer shall remain liable for the performance of all of Buyer's obligations under this Agreement; and (b) Seller shall incur no additional expense on account of such assignment.

     22. SECTION HEADINGS. All section headings and other titles and captions used in this Agreement are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

     23. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the context and the identity of the person or persons may require.

     24. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.

     25. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois.

     26. TIME OF THE ESSENCE; FAILURE TO ENFORCE NOT A WAIVER. Time is of the essence of this Agreement. If any of the dates for an action specified in this Agreement fall on a Saturday, a Sunday or a holiday, then the date for such action shall be deemed to be extended to the next business day. Except as may be expressly provided in this Agreement, failure by Seller or Buyer to enforce any right shall not constitute a waiver thereof.

     27. SEVERABILITY. If any provision in this Agreement, or its application to any person or circumstance, is held to be invalid or unenforceable to any extent, that holding shall not affect the remainder of this Agreement or the application of that provision to persons or circumstances other than that to which it was held invalid or unenforceable.

     28. EXCLUSIVITY. Seller may discuss the Property with other prospective Buyer(s) after the execution of this Agreement through the termination of the Due Diligence Period, however, Seller may not execute any letters of intent or agreements in connection therewith during such time. After the termination of the Due Diligence Period, provided this Agreement is in full force and effect, Buyer has made the Deposit in accordance with Section 2(b) herein and Buyer is not in default hereunder, Seller agrees to refrain from negotiating with any other prospective Buyer(s) or entering into an agreement to sell the Property or market the Property for sale.

     29.  INDEMNITIES.

     (a)  Definition of Claims; Survival of Representations and Warranties.

              (1) As used in this Agreement, the term "CLAIM" or "CLAIMS" means any and all direct or indirect, demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, taxes, penalties, fines, obligations, responsibilities, liabilities, payments, charges, costs, and expenses (including without limitation costs and expenses of operating the Property) of any kind or character (whether or not asserted prior to Closing, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise), including without limitation penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any Claim, and all amounts paid in settlement of Claims. Without limiting the generality of the foregoing, the term "Claims" specifically includes, without limitation, any and all Claims arising from, attributable to or incurred in connection with any (i) breach of contract, (ii) loss or damage to property, injury to or death of persons, and other tortious injury, and (iii) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity.

              (2) Unless otherwise agreed to in writing by Sellers and Buyer, all representations and warranties contained herein will survive the closing of this transaction (but only as to the status of facts as they exist as of the Closing), it being understood that neither Sellers nor Buyer makes any representations or warranties which would apply to changes occurring after Closing. However, no Party to this Agreement will be entitled to make a Claim against any other Party relating to the inaccuracy of the representations and warranties of the other Party to this Agreement unless the Party seeking indemnification notifies the other Party of that Claim within twelve
          (12) months of the Closing Date.

          (b) Application of Indemnities.

              (1) COVERED CLAIMS AND PARTIES. All indemnities set forth in this Agreement extend to the officers, directors, employees, managers, members, partners, and affiliates of the indemnified Party. The indemnities set forth in this Agreement do not extend to any part of an indemnified Claim that (i) is the result of the gross negligence, willful misconduct, or fraud of the indemnified Party, (ii) is the result of the imposition of punitive damages on the indemnified party arising from the acts of the indemnified Party, or (iii) is the result of the imposition of civil or criminal fines or penalties by any court or regulatory authority on the indemnified Party due to the indemnified Party's failure to comply with applicable laws, regulations or orders.

              (2) EXPRESS NEGLIGENCE DISCLOSURE. UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY, RELEASE, WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS EMPLOYEES, PARTNERS, AGENTS, CONTRACTORS, SUCCESSORS OR ASSIGNS) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING WITHOUT LIMITATION INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY OR THE INDEMNIFIED PARTY'S (OR ITS EMPLOYEES', PARTNERS', AGENTS', REPRESENTATIVES', CONTRACTORS', SUCCESSORS' OR ASSIGNS') SOLE, JOINT, COMPARATIVE

          OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF REPRESENTATION, WARRANTY OR AGREEMENT, OR FAULT. THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

              (3) OTHER LIMITATIONS. The indemnities of the indemnifying Party in this Agreement do not cover or include any amounts that the indemnified Party may legally recoup from other third parties under other agreements, and for which the indemnified Party is reimbursed by any third Party. The indemnifying Party will pay all costs incurred by the indemnified Party in obtaining reimbursement from third parties. The indemnities in this Agreement do not relieve the parties to this Agreement from any obligations to third parties.

          (c) BUYER'S INDEMNITY. Buyer shall indemnify, defend and hold Sellers harmless from and against any and all Claims caused by, resulting from or incidental to:

              (1) Any inaccuracy of any representation or warranty of Buyer set forth in SECTION 8(b);

              (2) Any breach of, or failure to perform or satisfy, any of the covenants and obligations of Buyer hereunder (other than Buyer's failure to close the transaction, so long as Buyer cooperates with Sellers' request for the Earnest Money);

              (3) Subject to SECTION 19, any obligations for brokerage or finder's fee or commission incurred by Buyer in connection with the transactions contemplated hereby;

              (4) Any liability or damage caused by Buyer's inspection of the Property under this Agreement; and

              (5)     Any Claim arising after Closing.

          (d) SELLER'S INDEMNITY. Seller shall indemnify, defend and hold Buyer harmless from and against any and all Claims caused by, resulting from or incidental to:

              (1) Any inaccuracy of any representation or warranty of the Seller set forth in SECTION 8(a);

              (2) Any breach of, or failure to perform or satisfy, any of the covenants and obligations of the Seller with respect to the Property, which are to be performed or complied with prior to Closing;

              (3) Subject to SECTION 19, any obligations for brokerage or finder's fee or commission incurred by Seller or the Property in connection with the transactions contemplated hereby; and

              (4) Any claim arising prior to Closing, including but not limited to claims regarding tenant reconciliations for periods ending prior to the Closing Date.

          (e) NOTICES AND DEFENSE OF INDEMNIFIED CLAIMS. Each indemnified Party shall immediately notify each indemnifying Party of any Claim of which it becomes aware and for which it is entitled to indemnification from such indemnifying Party under this Agreement. The indemnifying Party shall be obligated to defend at the indemnifying Party's sole expense any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any Claim for which the indemnifying Party has agreed to indemnify and hold the indemnified Party harmless under this Agreement. The indemnifying Party shall have control over the defense and/or settlement of such Claim using counsel acceptable to the indemnified Party. However, the indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such Claim at its own expense. The indemnified Party shall assist and cooperate in the prosecution or defense of such Claims.

          (f) WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. NONE OF THE PARTIES SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY, AND EACH PARTY RELEASES EACH OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. EACH PARTY WAIVES, AND RELEASES THE OTHER PARTIES FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, PARTNERS, AFFILIATES, OR PARENTS OR A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS SECTION 10 SHALL NOT BE WAIVED.

          (g) EXCLUSIVE REMEDY. The terms and provisions of this SECTION 10 shall be the sole and exclusive remedy of each of the Parties indemnified hereunder with respect to the representations, warranties, and covenants of the Parties set forth in or relating to this Agreement and the other documents executed and delivered hereunder, regardless of whether such Claims are based on contract, tort, securities laws, strict liability, or other principles.

          (h) DEFENSES AND COUNTERCLAIMS. If an indemnifying Party is required to assume any obligation or liability of any indemnified Party pursuant to this Agreement or is required to defend, indemnify or hold the indemnified Party harmless hereunder, such indemnifying Party shall, notwithstanding any other provision hereof to the contrary, be entitled to the use and benefit of all defenses (legal and equitable) and counterclaims of such Party in defense of third party claims arising out of any such assumption or indemnification.

          30. INDEMNIFICATION. Seller shall cause Rubloff Development Group, Inc., an Illinois corporation, as managing member of Seller, to indemnify, defend and hold Buyer harmless from any and all costs, expenses, claims, liabilities and demands, including without limitation, any claims made under
 Section 902(d) of the Illinois Income Tax Act, made against Buyer and arising in connection with Seller's breach of the representations and warranties set forth in

Section 8 herein for amounts up to but not exceeding Two Million Dollars ($2,000,000.00) in the aggregate.

     31.  APPROVALS. Intentionally Omitted.

     32. SECTION 1031 EXCHANGE. Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an "Exchange") pursuant to Section 1031 of the Code, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party's obligations under this Agreement,
(b) the exchanging party shall effect its Exchange through an assignment of this Agreement, OR its rights under this Agreement, to a qualified intermediary, (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange other than attorney's fees. Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with Section 1031 of the Code.

     33. REPAIR WORK. Seller shall give Buyer a credit against the Purchase Price at Closing in the amount of $50,000 for the costs attributable to miscellaneous items of repair at the Property. Notwithstanding the foregoing, Seller, at its expense, shall repair those items described on EXHIBIT O attached hereto and made a part hereof ("Repair Work") prior to Closing, provided however, if the Repair Work is not completed prior to Closing, then Seller and Buyer agree that Seller shall deposit with Escrow Agent at Closing (the "Repair Escrow") an amount equal to 125% of the mutually agreeable estimated costs of the remaining Repair Work. Seller shall deliver to Escrow Agent and Buyer copies of all contracts, lien waivers and partial lien waivers (if applicable) from all contractors and subcontractors that have performed any of the Repair Work. Upon
(i) written notice by Seller to Escrow Agent and Buyer ("Repair Notice") and Buyer's written approval within fifteen (15) days after receipt thereof, which approval shall not be unreasonably withheld, and (ii) the issuance by the Title Company of a date-down endorsement confirming no mechanics' liens exist against the Property as a result of said Repair Work, then Escrow Agent shall immediately release to Seller amounts equal to the cost of the repair as Seller completes each item of Repair Work. Seller's Repair Notice shall be deemed approved by Buyer if Buyer does not give written approval or disapproval to Escrow Agent of same within such fifteen (15) day period. If Buyer disapproves, Buyer shall advise Seller of specific reasons for any such disapproval. Any amounts remaining in the Repair Escrow after completion of the Repair Work shall be reimbursed to Seller within fifteen (15) days after completion of the Repair Work. Seller shall also be reimbursed for (i) any amounts received by Buyer post-Closing under the Property's roof warranty in connection with the roof work done by Seller as further described on EXHIBIT O and (ii) any CAM reimbursement amounts received by Buyer post-Closing in connection with any of the other Repair Work, provided however, Buyer shall in no event expend any additional amounts in connection with said reimbursements and to the extent any CAM amounts that are to be reimbursed by tenants to Buyer post-Closing are not so reimbursed, Buyer shall have no obligation to Seller in connection therewith.

     34. COOPERATION WITH SELLER'S AUDIT. Seller agrees, at Buyer's expense, to cooperate fully with Buyer and Buyer's representatives to facilitate Buyer's evaluations and reports, including at least a one (1) year audit of the books and records of the Property that qualify, comply with and can be used in a public offering. Prior to the end of the Due Diligence Period, Seller shall execute and deliver to Buyer an audit representation letter in the form to be determined during the Due Diligence Period.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth at the beginning of this Agreement.

                                SELLER:

                                RUBLOFF GURNEE TOWN CENTRE,
                                L.L.C., an Illinois limited liability company

                                By:    Rubloff Development Group, Inc.,
                                       its managing member

                                  Name: /s/ Robert S. Brownson
                                       -------------------------------
                                  Title: Vice President
                                        ------------------------------

                                BUYER:

                                INLAND REAL ESTATE ACQUISITIONS,
                                INC., an Illinois corporation

                                By: /s/ G. Joseph Cosenza
                                   ------------------------------
                                  Name:  G. JOSEPH COSENZA
                                       --------------------------
                                  Title:       PRESIDENT
                                        -------------------------

                              ACCEPTANCE OF ESCROW

     Receipt of an executed copy of the foregoing instrument is hereby acknowledged, and the undersigned hereby agrees to act as Escrow Agent in accordance with the foregoing agreement.

                                CHICAGO TITLE INSURANCE
                                COMPANY

Date: 10/5/04
                                By: /s/ Nancy R. Castro
                                   -------------------------------

Escrow No.: 24107952              Name:   NANCY R. CASTRO
                                       ---------------------------
                                  Title:             AVP
                                        ---------------------------

                                INDEX OF EXHIBITS

Exhibit A           Legal Description of the Land
Exhibit B           Personal Property
Exhibit C           Tenant Leases
Exhibit D           Service Contracts
Exhibit E           Survey Requirements and Surveyor's Certificate
Exhibit F(1)        Estoppel Certificate (Tenants)
Exhibit F(2)        Estoppel Certificate (Seller)
Exhibit G           Financial Statements
Exhibit H           Vacancy Escrow Agreement
Exhibit I           Material Tenants
Exhibit J           Deed
Exhibit K           Bill of Sale
Exhibit L           Assignment of Leases
Exhibit M           Assignment of Service Contracts and Intangible Property
Exhibit N           FIRPTA Affidavit
Exhibit O           Repair Work
Exhibit P           Form of Audit Representation Letter

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

LOT 1 IN GURNEE TOWN CENTRE SUBDIVISION, BEING A SUBDIVISION OF THE NORTHWEST 1/4 OF SECTION 17, TOWNSHIP 45 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF, RECORDED AUGUST 17, 2000 AS DOCUMENT NO. 4568374, IN LAKE COUNTY, ILLINOIS.

PIN(S): 07-17-101-011

                                   Exhibit A-1

                                    EXHIBIT B

                                PERSONAL PROPERTY

None.

                                   Exhibit B-1

                                    EXHIBIT C

                              LIST OF TENANT LEASES

TENANT                               LEASE                                 AMENDMENTS AND MODIFICATIONS
------                               -----                                 ----------------------------
Borders, Inc.                        October 21, 1999                      Lease Guaranty Agreement dated
                                                                           October 21, 1999

Rezko-Citadel                        July 26, 2000                         None
d/b/a Panda Express

Supercuts, Inc.                      December 18, 2000                     None

Signature Cleaners                   October 20, 1999                      Consent to Sublease dated October
                                                                           20, 1999

Aerie Development, Inc. and Super    November 30, 2000                     Lease Guaranty dated November 30,
Subs of Gurnee, Inc.                                                       2000
d/b/a Quizno's Classic Subs

Giordano's Enterprises, Inc.         January 4, 2001                       First Amendment to Lease dated
                                                                           January 31, 2001

Towne Vision Center Incorporated     June 21, 2001                         Lease Guaranty dated June 21,
                                                                            2001

Barry Slott and Bruce Green          Dated August 31, 2002                 None
d/b/a Slott's Hots

Starbucks Corporation                Dated October 25, 1999                First Amendment to Commercial
                                                                           Lease dated July 5, 2000; Letter
                                                                           Agreement dated January 30, 2001

Pier 1 Imports (U.S.), Inc.          Dated August 13, 2003                 Notice of Lease dated April 2,
                                                                           2004

AT & T Wireless PCS, Inc.            Lease dated October 4, 1999           Letter Agreement dated July 18,
                                                                           2001; Letter Agreement dated
                                                                           September 5, 2001

After Hours Formalwear, Inc.         Lease dated December 21, 2000         Assignment and Assumption of Lease
d/b/a Modern Tuxedo Rental                                                 dated June 30, 2003; Consent and
                                                                           Estoppel & Amendment dated
                                                                           June 30, 2003

The Bedding Experts, Inc.            February 2, 2000                      None

Cali Nails                           May 10, 2001                          None

Radio Shack Corporation              July 10, 2001                         Letter Agreement dated July 18,
                                                                           2001

Bath & Body Works, Inc.              July 10, 2001                         None

Oreck Homecare, L.L.C.               February 14, 2000                     None

Earthly Goods, Inc.                  April 24, 2000                        Letter Agreement dated October 20,
                                                                           2000

United Retail Incorporated           August 24, 2000                       None
d/b/a The Avenue

Nail Pizazz, Inc.                    July 25, 2001                         Lease Guaranty dated July 23,
d/b/a Salon Bliss                                                          2001

Hallmark Specialty Retail Group,     September 11, 2000                    Letter Agreement dated August 7,
Inc.                                                                       2000; Landlord Notification Letter
                                                                           dated July 19, 2002; Letter Agreement
                                                                           dated March 14, 2003; First
                                                                           Amendment dated May l6, 2003

Brown Retail Group, Inc.             September 26, 2000                    Term Commencement Agreement dated
d/b/a Famous Footwear                                                      July 14, 2004

                                   Exhibit C-1

TENANT                               LEASE                                 AMENDMENTS AND MODIFICATIONS
------                               -----                                 ----------------------------
PPG Architectural Finishes,          Lease dated October 26, 1999          First Amendment to Lease Agreement dated
Inc., as Assignee                                                          November, 2000; Assignment and Assumption
                                                                           of Leases dated January 30, 2002;
                                                                           Assignment and Amendment of Lease Agreement
                                                                           dated February 1, 2002; License Agreement
                                                                           re: satellite dish dated August 14, 2003

Cost Plus, Inc.                      Lease dated October 18, 1999          Memorandum of Lease dated October 18, 1999;
                                                                           Letter Agreement dated March 12, 2003;
                                                                           First Amendment to Lease dated
                                                                           February 20, 2004

LNT West, Inc.                       Lease dated October 28, 1999          Guaranty dated October 28, 1999; Letter
                                                                           Agreement dated September 3, 1999; Letter
                                                                           Agreement dated November 12, 1999, Early
                                                                           Entrance Agreement dated August 21, 2000;
                                                                           Letter Agreement dated August 8, 2000; Letter
                                                                           Agreement dated July 5, 2001; Letter Agreement
                                                                           dated March 14, 2003; Lease Assignment and
                                                                           Assumption dated January 4, 2004

Old Navy, Inc.                       Lease dated September 20, 2000        Memorandum of Lease dated September 20, 2000;
                                                                           Letter Agreement dated October 11, 2000

KDA Space                            Vacancy Escrow Agreement dated        None
                                     as of Closing Date

                                   Exhibit C-2

                                    EXHIBIT D

                            LIST OF SERVICE CONTRACTS

1.     Water Works                   Dated Spring and Fall/2004

2.     VacuSweep                     Dated April 12, 2004

3.     Tyco Fire and Security        Dated September 12, 2005

                                   Exhibit D-1

                                    EXHIBIT E

                               SURVEY REQUIREMENTS

Certificates of survey shall be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established by the American Land Title Association and the American Congress on Surveying and Mapping in 1999 and meet the accuracy requirements of an Urban Survey as defined therein.

Each survey map must be an "as built" survey if improvements are situated on the land and certified to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, its lenders and assigns, or its designee, and CHICAGO TITLE INSURANCE COMPANY by a registered land surveyor approved by Inland Real Estate Acquisitions, Inc. using the attached surveyor's certificate. The survey is to have the surveyor's seal affixed to it and is to reflect a current (within 3 months) date. Older surveys are acceptable if updated and re-certified. The legal description of the property surveyed must conform to the legal description contained in the Title Commitment for the property.

Each survey map should show:
     1.   The legal description contained in the Title Commitment.
     2. The name, address, telephone number and job number of the person or firm preparing the survey.
     3.   An arrow indicating the true north point and a scale of distances.
     4.   Basis of bearings.
     5. Bearings and distances of exterior boundaries of the property and all easements appurtenant to the property. If the property is composed of all or portions of several lots or other legal subdivisions, the boundaries of each should be indicated by dotted lines and the proper lot number or legal subdivision designation shown. If the survey comprises more than one parcel, show interior lines and facts sufficient to insure contiguity. Points of beginning and all calls in the legal description should be identified.
     6. All easements or setback lines of record to which the property is subject. Show the dimensions and locations of each such easement or setback line with deed references.
     7. Location and of all buildings or other structures with distances, showing relation to property lines. Specify all improvements under construction.
     8.   Dimensions of all buildings or other structures.
     9. All party walls of buildings or other structures on the property lines, indicating the thickness of the portions thereon on each side of the property lines and the nature of the use of said walls on each side.
     10. Walls of buildings or other structures which extend over property lines in either direction with dimensions. If there are encroachments, show and describe all encroachments upon adjoining property by improvements located on the subject property or encroachments by improvements located on the adjoining property onto the subject property, and including in table form on the survey a list of all encroachments. If there are no encroachments, include a positive statement that there are no encroachments.
     11. Cornices, eaves, canopies, baseblocks or other projections over property lines in either direction with dimensions.
     12. All fences, walls and other improvements along the property lines with dimensions.
     13. Location of any railroad tracks and boundaries of railway rights-of-way affecting the property.

                                   Exhibit E-1

     14. All visible wires and cables crossing, entering or leaving the property; indicate amount of cross arm or wire overhang and all anchors or guy wires affecting the property, except the ordinary wire service drops.
     15. Sidewalks, parkways, curbs, driveways and streets adjoining the property. Widths and names of streets must be shown. State whether any such adjoining streets are dedicated public streets which have been accepted for maintenance by the applicable public entity.
     16. Location of the parking and paved areas on the property and the number of parking spaces provided in each parking area and specify the total number of parking spaces on the property.
     17. Individual land area of each parcel and total land area in square feet and in acres, including gross square feet and net square feet (as net square feet may be defined in any applicable purchase agreement).
     18. Individual building areas of the slab, base or footing as measured on the ground and total building area of the slab, base or footing as measured on the ground in square feet.
     19.  All street address numbers as and where they exist.
     20. Whether or not the subject property appears on any U.S. Department of H.U.D. Flood Insurance Boundary Map and, if so, further state the map number and whether or not the subject property appears in the "Flood Hazardous Area" shown on the map. In addition, state whether or not the subject property is located in any other designated flood hazard area.
     21. The location and direction of flow of existing streams, rivers, surface drainage systems and wetlands and the location of rubbish fills, sloughs, springs, filled-in wells or cisterns and seep holes wherever possible.

                                   Exhibit E-2

                             SURVEYOR'S CERTIFICATE

TO INLAND REAL ESTATE ACQUISITIONS, INC., ITS SUCCESSORS, LENDERS AND ASSIGNS, INLAND WESTERN GURNEE, L.L.C., ITS SUCCESSORS, LENDERS AND ASSIGNS AND METROPOLITAN TITLE COMPANY:

THIS IS TO CERTIFY THAT THIS PLAT REPRESENTS A SURVEY MADE ON THE GROUND OF THE LANDS SHOWN AND DESCRIBED HEREIN (HEREINAFTER: THE "PLATTED LANDS") BY THE UNDERSIGNED PERFORMED IN ACCORDANCE WITH THE "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS" AS ADOPTED BY ALTA, ACSM AND NSPS IN 1999 AND, PURSUANT THERETO, THAT: (i) THE ANNEXED PLAT SHOWS THE LOCATION OF ALL BUILDINGS, STRUCTURES AND OTHER PERMANENT IMPROVEMENTS (INCLUDING THE GROSS SQUARE FOOTAGE THEREOF) OF WHICH THERE IS OBSERVABLE EVIDENCE AND VISIBLE ITEMS (INCLUDING ALL PAINTED PARKING STALLS (AND A COUNT THEREOF) AND THE SIZES OF SUCH PARKING STALLS) AND UTILITIES OF WHICH THERE IS OBSERVABLE EVIDENCE, AND THE RELATION OF ALL SUCH BUILDINGS, STRUCTURES AND OTHER IMPROVEMENTS TO THE BOUNDARIES OF THE PLATTED LANDS IS REFLECTED HEREON AND; (ii) THE PLATTED LANDS ARE THE SAME AS THOSE DESCRIBED IN THE HEREIN REFERENCED COMMITMENT FOR TITLE INSURANCE AND; (iii) THE PLATTED BOUNDARIES REPRESENT A "CLOSED FIGURE" WITH AN ERROR-OF-CLOSURE IN ACCORDANCE WITH SAID DETAIL REQUIREMENTS AND; (iv) THE PLATTED LANDS ABUT PUBLIC RIGHTS-OF-WAY AND HAVE APPARENT ACCESS THERETO AND THE PUBLIC ROADS, HIGHWAYS, STREETS AND ALLEYS RUNNING ADJACENT TO OR UPON THE PLATTED LANDS ARE SHOWN AND; (v) EXCEPT AS SHOWN HEREON, THERE ARE NO DISCREPANCIES, CONFLICTS, SHORTAGES IN AREA OR OBSERVABLE ENCROACHMENTS FROM THE PLATTED LANDS ONTO ANY ADJACENT LANDS, INCLUDING STREETS, ROADWAYS AND ALLEYS AND/OR FROM ANY ADJACENT LANDS, INCLUDING STREETS, ROADWAYS AND ALLEYS ONTO THE PLATTED LANDS), IMPROVEMENTS OF WHICH THERE IS OBSERVABLE EVIDENCE, OVERLAPPING IMPROVEMENTS OF WHICH THERE IS OBSERVABLE EVIDENCE, PLATTED SETBACK OR BUILDING LINES, EASEMENTS OF RECORD, RlGHTS-OF-WAY OF RECORD, DRAINAGE DITCHES, POWER LINES OF WHICH THERE IS OBSERVABLE EVIDENCE OR ROADWAYS OF WHICH THERE IS OBSERVABLE EVIDENCE THAT AFFECT THE PLATTED LANDS, OR, TO THE BEST OF THE UNDERSIGNED'S KNOWLEDGE, UTILITIES OF WHICH THERE IS OBSERVABLE EVIDENCE OR WHICH ARE REFLECTED ON DESIGN DOCUMENTS PROVIDED TO THE UNDERSIGNED AND; (vi) THERE IS NO OBSERVABLE OR PLATTED EVIDENCE OF GAPS, GORES OR OVERLAPS BETWEEN PARCELS OR ROADS, HIGHWAYS, STREETS OR ALLEYS AND ALL THE PLATTED LANDS ARE CONTIGUOUS AND; (vii) THE PLATTED LANDS ARE IDENTIFIED AS TAX-PARCEL P.I.N. 07-17-101-011 AND; (viii) THE AREA OF THE PLATTED LANDS IS SHOWN HEREON AND;
(ix) THE PLATTED LANDS FALL IN FLOOD ZONE "X," DETERMINED TO BE OUTSIDE OF 500-YEAR FLOOD PLAIN AS SHOWN ON FLOOD INSURANCE RATE MAP 17097C0063F, AS ISSUED BY THE FEDERAL EMERGENCY MANAGEMENT AGENCY EFFECTIVE SEPTEMBER 3, 1997 AND; (x) THE ZONING OF THE PLATTED LANDS IS "C/B2, COMMUNITY BUSINESS DISTRICT," AS SHOWN ON THE "ZONING INFORMATION" MAP PUBLISHED BY THE VILLAGE OF GURNEE AND DATED MARCH 19, 2001 AND; (xi) THE SURVEY INCLUDES ITEMS 1,2,3,4,6,7(a),7(b),8,9,10,11
(a),11(b),13,14,15 AND 16 OF TABLE "A" OF SAID REQUIREMENTS. PURSUANT TO THE ACCURACY STANDARDS AS ADOPTED BY ALTA, NSPS AND ACSM AND IN EFFECT AS OF THE DATE OF THIS CERTIFICATE, THE UNDERSIGNED FURTHER CERTIFIES THAT THE POSITIONAL UNCERTAINTIES RESULTING FROM THE MEASUREMENTS MADE ON THE SURVEY DO NOT EXCEED THE ALLOWABLE POSITIONAL TOLERANCE.

GIVEN UNDER MY HAND AND SEAL AT WHEATON, ILLINOIS THIS 30th DAY OF SEPTEMBER, A.D.2004.

----------
ILLINOIS PROFESSIONAL LAND SURVEYOR 2967

                                   Exhibit E-3

                                  EXHIBIT F(1)

                                  SCHEDULE 2(a)

                       FORM OF TENANT ESTOPPEL CERTIFICATE

     ------------------------------------------------------------------------
("Tenant") hereby certifies to Landlord (as defined herein), Inland Real Estate Acquisitions, Inc., and Inland Western Gurnee, L.L.C. ("Buyer"), and each of their lenders, successors and assigns as follows:

     1. The undersigned is the Tenant under that certain lease dated _____________________________, (the "Lease") executed by Rubloff Gurnee Town Centre, L.L.C. f/k/a _____________________________ ("Landlord"), as Landlord and
the undersigned, as Tenant. The Lease represents the entire agreement between Landlord and Tenant and there are no understandings or agreements with respect to the matters set forth in the Lease other than as set forth in the Lease or as set forth in the documents referenced in paragraph 6 below. The Lease has not been assigned or subleased except as described in paragraph 6 below.

     2. Tenant has leased approximately _____________ square feet (the "Premises"). The term of the Lease commenced on _______________ and is scheduled to expire on ________________ (subject to the options or rights to renew or extend the term of the Lease referenced in paragraph 10 herein). Landlord is currently holding Tenant's security deposit of $_________. Landlord has no obligation to segregate the security deposit.

     3. The current, fixed annual minimum rent is $_______________. The current, annual percentage rent is _________% of gross sales exceeding a breakpoint of $_______________. The fixed monthly rent payable under the terms of the Lease has been paid through __________________, 2004, and the percentage rent payable under the terms of the Lease has been paid through ___________. Tenant has not made and will not make any payment of rent more than one month in advance. The next scheduled increase in fixed annual minimum rent is _________, 20__.

     4. The current estimated monthly CAM charge under the Lease is $_____________. The Current estimated monthly charge for Taxes under the Lease is $__________. The current estimated monthly Insurance charge under the Lease is $______________. The current food court seating area charge under the Lease (if applicable) is $____________. The current [LIST OTHER CHARGES] under the Lease is $___________.

     5.   The Lease has been guaranteed by _________________________.

     6. The Lease is in full force and effect, and constitutes a legal and binding obligation of Tenant and Tenant is in actual possession of the Premises. There are no amendments, modifications or supplements thereto, whether oral or written, except as follows [[LANDLORD MUST LIST ALL SUCH AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS HERE, AND TENANT MUST HAVE OPPORTUNITY TO LIST THOSE THAT ARE OUTSTANDING OR MISSING (IF ANY)]]:

                                 Exhibit F(1)-1

     7. Neither Landlord nor Tenant is in any respect in default under the Lease and there are no events or conditions existing, or unperformed or outstanding obligations of which Tenant has notified Landlord, which with the lapse of time, or the giving of notice, or both shall constitute a default. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises or granted any other agreement, concession or license therein.

     8. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

     9. The undersigned claims no offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent, percentage rent or other sums payable under the terms of the Lease.

     10. Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space within the building of which the Premises are a part, nor any preferential right to purchase all or any part of the property of which the Premises are a part, or any rights of first refusal or termination rights, except as follows;

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     11. Any and all improvements, repairs and/or maintenance required under the Lease to be made by Landlord have been completed satisfactorily in accordance with the terms of the Lease, and all conditions under the Lease to be performed by Landlord there under have been satisfied and all required contributions by Landlord to Tenant on account of improvements to the Premises have been received.

     12. The Premises are being used for the purpose as described in the Lease. Tenant has not received any notice of any present violation of any laws relating to the use or condition of the Premises. Tenant has received no notice of any claim, litigation or proceeding (including condemnation), pending or threatened against or relating to the Premises.

     13. This certificate has been given to Landlord and to Buyer with the understanding that Landlord and Buyer and its principals, partners, members, managers, officers, directors, assigns, consultants and lenders will rely hereon in connection with the acquisition of the property of which the Premises constitutes a part. In the event that a lender succeeds to Landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as lender agrees that unless Tenant is in default under this Lease, this Lease will remain in full force and effect. The individual executing this instrument hereby personally certifies that he or she is duly authorized to sign, acknowledge and deliver this Estoppel Certificate.

 Dated:__________________, 2004            TENANT

                                 Exhibit F(1)-2

                                            ------------------------------------
                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Its:
                                                    ----------------------------

                                 Exhibit F(1)-3

                                  EXHIBIT F(2)

                      FORM OF SELLER'S ESTOPPEL CERTIFICATE

     Rubloff Gurnee Town Centre, L.L.C. f/k/a __________________________________
("Landlord"), on behalf of _________________________________ ("Tenant") hereby certifies to Inland Real Estate Acquisitions, Inc., and Inland Western Gurnee. L.L.C. ("Buyer"), and each of their lenders, successors and assigns as follows:

     1. Tenant is the tenant under that certain lease dated _________________________ ___________, (the "Lease") executed by Landlord, as landlord and Tenant, as tenant. The Lease represents the entire agreement between Landlord and Tenant and there are no understandings or agreements with respect to the matters set forth in the Lease other than as set forth in the Lease or as set forth in the documents referenced in paragraph 6 below. The Lease has not been assigned or subleased except as described in paragraph 6 below.

     2. Tenant has leased approximately ________________________ square feet (the "Premises"). The term of the Lease commenced on ______________________ and is scheduled to expire on _____________ (subject to the options or rights to renew or extend the term of the Lease referenced in paragraph 10 herein). Landlord is currently holding Tenant's security deposit of $___________________. Landlord has no obligation to segregate the security deposit.

     3. The current, fixed annual minimum rent is $______________________. The current, annual percentage rent is ______% of gross sales exceeding a breakpoint of $_____________________. The fixed monthly rent payable under the terms of the Lease has been paid through ______________, 2004, and the percentage rent payable under the terms of the Lease has been paid through ____________. Tenant has not made and will not make any payment of rent more than one month in advance. The next scheduled increase in fixed annual minimum rent is ______________, 20__.

     4. The current estimated monthly CAM charge under the Lease is $__________________. The current estimated monthly charge for Taxes under the Lease is $__________. The current estimated monthly Insurance charge under the Lease is $__________. The current food court seating area charge under the Lease (if applicable) is $_________. The current [list other charges] under the Lease is $___________.

     5. The Lease has been guaranteed by _____________________________.

     6. The Lease is in full force and effect, and constitutes a legal and binding obligation of Tenant and Tenant is in actual possession of the Premises. There are no amendments, modifications or supplements thereto, whether oral or written, except as follows [LANDLORD MUST LIST ALL SUCH AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS HERE, AND TENANT MUST HAVE OPPORTUNITY TO LIST THOSE THAT ARE OUTSTANDING OR MISSING (IF ANY)]:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Exhibit F(2)-1

     7. Neither Landlord nor Tenant is in any respect in default under the Lease and there are no events or conditions existing, or unperformed or outstanding obligations of which Tenant has notified Landlord, which with the lapse of time or giving of notice, or both shall constitute a default. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises or granted any other agreement, concession or license therein.

     8. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

     9. To Landlord's knowledge, there are no offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent, percentage rent or other sums payable under the terms of the Lease

     10. Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space within the building of which the Premises are a part, nor any preferential right to purchase all or any part of the property of which the Premises are a part, or any rights of first refusal or termination rights, except as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     11. Any and all improvements, repairs and/or maintenance required under the Lease to be made by Landlord have been completed satisfactorily in accordance with the terms of the Lease, and all conditions under the Lease to be performed by Landlord thereunder have been satisfied and all required contributions by Landlord to Tenant on account of improvements to the Premises have been received.

     12. The Premises are being used for the purpose as described in the Lease. Landlord has not received any notice of any present violation of any laws relating to the use or condition of the Premises. To Landlord's knowledge, Tenant has received no notice of any claim, litigation or proceeding (including condemnation), pending or threatened against or relating to the Premises.

     13. This certificate has been given to the Buyer with the understanding that Buyer and its principals, partners, members, managers, officers, directors, assigns, consultants and lenders will rely hereon in connection with the acquisition of the property of which the Premises constitutes a part. In the event that a lender succeeds to Landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as lender agrees that unless Tenant is in default under this Lease, this Lease will remain in full force and effect. The individual executing this instrument hereby personally certifies that he or she is duly authorized to sign, acknowledge and deliver this Estoppel Certificate.

     14. This certificate shall be null and void and of no further force and effect one (1) year after the date hereof.

Dated: _______________, 2004                LANDLORD

                                 Exhibit F(2)-2

                                   RUBLOFF GURNEE TOWN CENTRE,
                                   L.L.C., an Illinois limited liability company


                                   By:  Rubloff Development Group, Inc.,
                                        its managing member

                                      Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT G
                              Financial Statements

1.        Cash Operating Statement for the year ending 2001, run date 7/2/04.

2.        Income Statement (Cash) for January 2002 thru December 2002, run date
          7/2/04.

3.        Income Statement (Cash) for January 2003 thru December 2003, run date
          7/2/04.

4.        Trial Balance - December 2003, run date 7/14/04.

5.        Income Statement for the period ended 8/31/04 (no run dated).

                                 Exhibit F(2)-3

                                    EXHIBIT H

                            VACANCY ESCROW AGREEMENT

     THIS VACANCY ESCROW AGREEMENT (the "AGREEMENT") is made and entered into as of the _____________ day of ________________, 2004, by and among Rubloff Gurnee
Town Centre, L.L.C., an Illinois limited liability company (hereinafter referred to as "SELLER"), Inland Real Estate Acquisitions, Inc., an Illinois corporation (hereinafter referred to as "BUYER"), and Chicago Title Insurance Company (hereinafter referred to as "ESCROW AGENT").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated as of the __ day of September, 2004 (the "CONTRACT"), Buyer acquired on and as of the date hereof from Seller certain real property known as Gurnee Town Centre located in Gurnee, Illinois (the "PROPERTY"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of ___________________________________________
_______________________________ and 00/100 Dollars ($_____,___.00) (the "ESCROW
DEPOSIT") with respect to Seller's obligation to pay certain rent payable to Buyer, and other charges, for the Vacant Space (as hereinafter defined), all as described by this Escrow Agreement and as more particularly set forth on the attached EXHIBIT A, and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEPOSITS. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of _______________________________ and 00/100 Dollars ($______,__.00) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account (subject to immediate withdrawal) with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows:

------------------------.

     2. DISBURSEMENTS. Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

              A. LEASING DEPOSIT. That portion of the Escrow Deposit identified as the sum of ___________ and 00/100 Dollars ($_____________.00) is hereby referred to as the "LEASING DEPOSIT." The Leasing Deposit is applicable to ___ square feet of tenant space at the property not leased to tenants as of the date hereof who

                                   Exhibit H-1
     are occupying all of their premises and who have commenced full payments of rent and reimbursable expenses (the "VACANT SPACE") and is allocable to the Vacant Space as shown on EXHIBIT A. Buyer shall receive a prorated credit from the Leasing Deposit on the date hereof for the rent and reimbursable expenses attributable to the Vacant Space from the date hereof through the end of the current month. Thereafter, Buyer shall receive (and Escrow Agent is hereby authorized to pay to Buyer without further direction from Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Leasing Deposit. The amount of the monthly disbursement to Buyer from the Leasing Deposit shall be as directed by Buyer by notice to Seller and Escrow Agent each month, according to the form of request attached as EXHIBIT C (which shall be equal to 1/12 of the Leasing Deposit prorated for any partial months) (the "LEASING DEPOSIT MONTHLY PAYMENT").

              B. PROPOSED TENANTS. Seller may present to Buyer proposed tenants for the Vacant Space. In the event the Vacant Space is leased to such proposed tenant, (1) this Vacancy Escrow Agreement shall automatically terminate as of that date upon which said proposed tenant commences rental payment for the Vacant Space, and (2) Seller shall pay Buyer the lesser of
     (i) the remaining Rent due under the Vacancy Escrow Agreement or (ii) Seller's proportionate share of the costs attributable to the installation of such proposed tenant, including legal costs, leasing commissions, tenant improvements and tenant allowances, which shall be calculated by multiplying such costs by a fraction, the numerator of which shall be the number of months remaining in the term of this Vacancy Escrow Agreement, and the denominator of which shall be the total number of months in the replacement tenant's lease term.

     3. DISPUTES. In the event either party objects to the disbursement of the Escrow Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the registry of the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder as to that disbursement shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the prevailing party in any litigation, regarding such dispute, shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

     4. ESCROW FEES. The costs of administration of this Escrow Agreement by Escrow Agent shall $300.00, which shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the tetras of the Contract, the terms of the Contract shall control in all events.

                                   Exhibit H-2

     5. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

     If to Buyer:          Inland Real Estate Acquisitions, Inc.
                           2901 Butterfield Road
                           Oak Brook, Illinois 60523
                           Attention: Mr. G. Joseph Cosenza
                           Telephone: (630) 218-4908
                           Fax:(630) 218-4935

     with a copy to:       Robin Rash, Esq.
                           The Inland Real Estate Group, Inc./Law Department
                              2901 Butterfield Road
                           Oak Brook, Illinois 60523
                           Telephone: (630) 218-8000 ext. 2854
                           Fax: (630) 218-4900

     If to Seller:         Rubloff Development Group, Inc.
                           4949 Harrison Avenue, Suite 200
                           Rockford, Illinois 61108
                           Attention: Robert S. Brownson
                           Telephone:  (815) 387-3100
                           Telecopier: (815) 398-5271

     If to Escrow Agent:   Chicago Title Insurance Company
                           171 N. Clark Street
                           Chicago, Illinois 60601
                           Attention: Ms. Nancy Castro
                           Telephone: (312) 223-2709
                           Fax: (312) 223-2108

          6. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     7. REPORTING. Escrow Agent agrees to deliver to Buyer and Seller, on a monthly basis, an escrow statement of account of the Escrow Deposit. Such monthly statements shall be delivered to Buyer at: Inland Western Gurnee, L.L.C., c/o Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Steve Grimes, and to Seller at the address provided above for notices to Seller.

     8. LEASING ACTIVITIES. In consideration of Seller depositing the amounts required

                                   Exhibit H-3
hereunder in the Escrow Account, Buyer hereby agrees that during the period commencing on the date hereof and ending on the twelve (12) month anniversary of the date hereof (the "SUBSEQUENT LEASING PERIOD"), Seller is hereby granted a license to enter upon the Property for the purposes of, and shall be responsible for, coordinating all leasing activities at the Property for the Vacant Space (but not any other space in the Property). Seller and Buyer each agree to comply with the laws of the State of Illinois in connection with their respective leasing activities. As leasing coordinator, Seller shall work with Buyer's broker to coordinate negotiations with prospective tenants and supervise completion of construction of tenant improvements under leases for the Vacant Space. Buyer shall have the right to reasonably approve all leases executed after the date hereof for Vacant Space; provided however, Buyer has no right to disapprove lease terms equal to or more favorable to the landlord than the terms set forth in the "LEASING GUIDELINES" attached hereto as EXHIBIT B. Buyer agrees to approve or disapprove any lease submitted to Buyer for approval within seven
(7) business days after Buyer's receipt thereof and Buyer shall advise Seller of specific reasons for any such disapprovals. If Buyer fails to approve or disapprove of any lease submitted to Buyer within such seven (7) day period of Buyer's receipt thereof, such lease shall be deemed approved by Buyer. Seller shall submit all letters of intent to lease to Buyer for execution and Seller shall periodically advise Buyer of the status of lease negotiations during the Subsequent Leasing Period, including sending drafts of leases to Buyer. During the Subsequent Leasing Period, leases shall be prepared and negotiated through legal counsel recommended by Seller and reasonably approved by Buyer, using the standard form lease prepared by Buyer, or, subject to Buyer's written approval, a tenant form lease.

                            (SIGNATURE PAGE FOLLOWS)

                                   Exhibit H-4

                               SIGNATURE PAGE FOR
                         VACANCY ESCROW AGREEMENT AMONG
             RUBLOFF GURNEE TOWN CENTRE, L.L.C., INLAND REAL ESTATE
             ACQUISITIONS, INC. AND CHICAGO TITLE INSURANCE COMPANY

     IN WITNESS WHEREOF, Seller, Buyer and Escrow Agent have caused this Escrow Agreement to be executed as of the day and year first above written.


                                     SELLER

                                       INLAND REAL ESTATE ACQUISITIONS, INC., an
                                       Illinois corporation


                                       By:
                                             ------------------------------
                                      Its:
                                             ------------------------------
                                     Title:
                                             ------------------------------


                                       CHICAGO TITLE INSURANCE COMPANY


                                       By:
                                             ------------------------------
                                      Its:
                                             ------------------------------
                                     Title:
                                             ------------------------------

                                   Exhibit H-5

                      EXHIBIT A TO VACANCY ESCROW AGREEMENT
                                 ESCROW DEPOSITS

                                   Exhibit H-6

                      EXHIBIT B TO VACANCY ESCROW AGREEMENT
                               LEASING GUIDELINES

1. The proposed use shall be a use typically found in retail centers of this type.

2. The proposed use does not violate any exclusions existing in any other tenant's lease or covenants existing in any other documents of record.

3. The lease is for an original term of not less than 5 years, or more than 10 years.

4. No concessions shall be provided to the tenant which would be at Buyer's expense.

5. All leases shall be prepared substantially in accordance with the tenant lease form approved by Buyer subject to commercially reasonable variances and prevailing market parameters.

6. The proposed tenant has successful retail and/or business operating experience including, but not limited to, three years in the type of business to be operated at the leased premises.

7. The proposed tenant (or the franchisor, if applicable) shall have more than one location.

8. The proposed tenant and/or lease guarantor has an aggregate net worth of at least two years of the total aggregate annualized rent, including all expenses.

9. Said leases shall average at least 3% increases per year over the primary term of the lease.

10. The tenant's lease will not include rent reductions or early termination clauses of any kind.

11. In addition to tenant's base rent, the leases will include 100% reimbursement for taxes, insurance and common area maintenance, including a 15% administrative charge for CAM.

12. Buyer shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor. Also, Buyer agrees to respond to Seller deliveries of tenant/guarantor credit information within 5 business days after its receipt by Buyer, otherwise said tenant/guarantor credit worthiness shall be deemed approved by Buyer.

13. The provisions of any new lease regarding renewals, if any, shall provide that the economic terms during the renewal period(s) will not be less than the economic terms during the immediately preceding term, and shall not require Buyer to provide or pay for any tenant improvements, free rent, or leasing commissions.

                                   Exhibit H-7

                      EXHIBIT C TO VACANCY ESCROW AGREEMENT
                                 FORM OF REQUEST

INLAND TO PROVIDE

                                   Exhibit H-8

                                    EXHIBIT I
                                Material Tenants

1.   Borders

2.   Pier One

3.   The Avenue

4.   Starbucks

5.   AT&T

6.   Bedding Experts

7.   Cost Plus

8.   Linens & Things

9.   Bath & Body Works

                                   Exhibit I-1

                                    EXHIBIT J

                                  FORM OF DEED

THIS INSTRUMENT PREPARED BY AND
RETURNED TO AFTER RECORDING:

-----------------------------------

-----------------------------------

-----------------------------------

MAIL SUBSEQUENT TAX BILLS TO:

-----------------------------------

-----------------------------------

-----------------------------------

                              SPECIAL WARRANTY DEED
                              [ADDRESS OF PROPERTY]

     THIS SPECIAL WARRANTY DEED is made the ________ day of ____________, 2004 between RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois limited liability company, having an address of 4949 Harrison Avenue, Suite 200, Rockford, Illinois 61108 ("Grantor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid, by these presents does REMISE, RELEASE, ALIENATE AND CONVEY to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, having an address of _____________________________ ("Grantee"), forever, the real estate situated in the County of Lake, in the State of Illinois, to wit, and described in EXHIBIT A attached hereto and made a part hereof and subject to those certain permitted title exceptions as set forth on EXHIBIT B attached hereto and made a part hereof.


Permanent Index Number:_________________________

Commonly known as:______________________________

     And Grantor, for itself and its successors does covenant, promise and agree, to and with Grantee, Grantee's successors and heirs, that Grantor has not done or suffered to be done anything whereby said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that Grantor will warrant and forever defend title to said premises, against all persons lawfully claiming or who may claim the same, by, through or under Grantor but not otherwise.

                                   Exhibit J-1

     IN WITNESS WHEREOF, this Deed has been executed by Grantor under seal on and as of the date first above written

                                   RUBLOFF GURNEE TOWN CENTRE,
                                   L.L.C., an Illinois limited liability company

                                   By:  RUBLOFF DEVELOPMENT GROUP, INC., its
                                        Managing Member

                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------

STATE OF_________________________    )
                                      ) SS.
COUNTY OF ___________________________)

     I, ________________, a Notary Public in and for said County in the State aforesaid, do hereby certify that ___________, the _______________of Rubloff Gurnee Town Centre, L.L.C., the managing member of Rubloff Development Group, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument as his own free and voluntary act and as the free and voluntary act of such corporation as the Managing Member of such limited liability company, for the uses and purposes set forth therein.


     GIVEN under my hand and notarial seal this____ day of ____________________, 2004.

                                            -------------------------------
                                                      Notary Public

My Commission expires:


---------------------------

                                   Exhibit J-2

                                    EXHIBIT K

                              FORM OF BILL OF SALE

                                  BILL OF SALE

     This BILL OF SALE is given this ______ day of _________, 2004 by RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois limited liability company, having an office at _________________ ("Seller"), to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, ("Buyer").

     Seller, for good and valuable consideration received from Buyer, the receipt and sufficiency of which are hereby acknowledged, hereby bargains, sells and conveys to Buyer all furnishings, furniture, equipment, supplies, and other personal property, both tangible and intangible, including, but not limited to, that property of Seller located on or used in connection with the real property located in the Village of Gurnee, County of Lake, State of Illinois, as described on EXHIBIT A attached hereto (hereinafter collectively referred to as "Personal Property") which real property is more particularly described in the Agreement of Purchase and Sale dated ___________, 2004 between Seller and Buyer, to have and to hold the Personal Property unto Buyer, its successors and assigns, forever. Nothing contained in this Bill of Sale shall be construed to include in the definition of Personal Property any furniture, furnishings, trade fixtures, equipment or other personal property of any tenant occupying such real property or any property owned by a third party. Seller does for itself and its successors and assigns represent and warrant, covenant and agree to and with Buyer, its successors and assigns, that (1) the Personal Property is free and clear from any encumbrances whatsoever; and (2) Seller is the true and lawful owner of the Personal Property and has good right and lawful authority to bargain and sell the Personal Property to Buyer in the manner and form as aforesaid. Except as otherwise set forth herein, the Personal Property is being transferred by Seller to Buyer in its "AS-IS, WHERE-IS, WITH ALL FAULTS" condition, without any representation or warranty of any kind or nature, express, implied, statutory or otherwise.

     Each person dealing with Seller must look solely to the assets of Seller for the enforcement of any claim against Seller arising under this Bill of Sale and this Bill of Sale is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Seller.

     Each person dealing with Buyer must look solely to the assets of Buyer for the enforcement of any claim against Buyer arising under this Bill of Sale and this Bill of Sale is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Buyer.

     IN WITNESS WHEREOF, Seller has hereunto executed this Bill of Sale as of the date first above written.

                                   RUBLOFF GURNEE TOWN CENTRE,
                                   L.L.C., an Illinois limited liability company

                                   Exhibit K-1

                                   By:  Rubloff Development Group, Inc.,
                                        its managing member

                                      Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                   Exhibit K-2

                                    EXHIBIT L

                          FORM OF ASSIGNMENT OF LEASES

                              ASSIGNMENT OF LEASES

     FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00) and further for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois limited liability company ("Assignor"), hereby assigns to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, ("Assignee"), and Assignee hereby accepts effective as of the Closing Date, as defined in that certain Agreement of Purchase and Sale dated__________, 2004 by and between Assignor and Assignee (the "Agreement"), all of Assignor's right, title and interest as landlord under each lease and tenancy affecting certain real property and improvements known as Gurnee Town Centre, Gurnee, Illinois, which real property is more fully described on EXHIBIT A, attached hereto and incorporated herein by this reference (the "Property") (individually, a "Tenant Lease," and collectively, the "Tenant Leases"), which Tenant Leases are identified and described on
SCHEDULE I hereto, and all guaranties of the tenants' obligations under the Tenant Leases, together with any and all rights which Assignor may have against the parties to the Tenant Leases governed thereby including, without limitation, all right, power, and authority of Assignor to alter, modify, or otherwise change the terms of the Tenant Leases and to surrender, cancel, and terminate the Tenant Leases or any of them, and together with all rents, income, and profits arising from the Tenant Leases from and after the date of this Assignment, and from any renewals of the Tenant Leases, including, without limitation, any security and damage deposits described therein, provided however, Assignor excepts from such assignment and retains the rights in accordance with section 12(b) of the Agreement to (i) receive delinquent rent or other monetary obligations from Tenant or (ii) sue tenants under the Tenant Leases for nonpayment of rent, provided however, Assignor shall not have any right to terminate such tenants' leases or exercise any eviction remedies under such leases.

     Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) incurred by or assessed against Assignee that arise from or are in any way connected with the Tenant Leases and relate to actions or events occurring or obligations first accruing prior to the date hereof, including, but not limited to, liability for tenants CAM reconciliation for periods ending prior to the date hereof. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) incurred by or assessed against Assignor that arise from or are in any way connected with the Tenant Leases and relate to actions or events occurring or obligations first accruing after the date hereof.

     Each person dealing with Assignor must look solely to the assets of Assignor for the enforcement of any claim against Assignor arising under this Assignment, and this Assignment is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Assignor.

     Each person dealing with Assignee must look solely to the assets of Assignee for the enforcement of any claim against Assignee arising under this Assignment, and this Assignment

                                   Exhibit L-1
is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Assignee.

     This Assignment shall benefit and bind Assignor and Assignee and the heirs, legal representatives, successors, and assigns of each of them.

     IN WITNESS WHEREOF, Assignor, by its duly authorized representative, executes this Assignment as of the ______________ day of ______________________,
2004.

                                           ASSIGNOR:

                                           RUBLOFF GURNEE TOWN CENTRE, L.L.C.,
                                           an Illinois limited liability company

                                           By:  Rubloff Development Group, Inc.,
                                                its managing member

                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------

                                           ASSIGNEE:

                                           INLAND REAL ESTATE ACQUISITIONS,
                                           INC, an Illinois corporation,


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   Exhibit L-2

                                    EXHIBIT M

         FORM OF ASSIGNMENT OF SERVICE CONTRACTS AND INTANGIBLE PROPERTY

             ASSIGNMENT OF SERVICE CONTRACTS AND INTANGIBLE PROPERTY

     FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00) and further for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois limited liability company ("Assignor"), hereby assigns to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, ("Assignee"), and Assignee hereby accepts effective as of the Closing Date, as defined in that certain Agreement of Purchase and Sale dated __________, 2004 by and between Assignor and Assignee (the "Agreement"), all of Assignor's right, title, and interest as owner of certain real property and improvements known as Gurnee Town Centre, Gurnee, Illinois, which real property is more fully described on EXHIBIT A, attached hereto and incorporated herein by this reference (the "Property"), in (i) each contract for operation or maintenance of the Property (individually, a "Service Contract," and collectively, the "Service Contracts"), which Service Contracts are identified and described on SCHEDULE I attached to this Assignment and incorporated herein by this reference, and (ii) all intangible property owned by Assignor and used in connection with the Property, including all trademarks and trade names used in connection with the Property, including the use of the name "Gurnee Town Centre", all plans and specifications, if any, which were prepared in connection with the construction of the improvements and all licenses, permits and warranties now in effect with respect to the Property to the extent assignable.

     Assignor shall indemnify, defend and hold Assignee harmless form and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) incurred by or assessed against Assignee that arise from or are in any way connected to the Service Contracts and relate to actions or events occurring or obligations first accruing prior to the date hereof, provided that any claim made by Assignee hereunder shall be subject to the limitations set forth in Section 16 of the Agreement. Assignee shall indemnify, defend and hold Assignor harmless form and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) incurred by or assessed against Assignor that arise from or are in any way connected to the Service Contracts and relate to actions or events occurring or obligations first accruing after the date hereof.

     Each person dealing with Assignor must look solely to the assets Assignor for the enforcement of any claim against Assignor arising under this Assignment, and this Assignment is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Assignor.

     Each person dealing with Assignee must look solely to the assets of Assignee for the enforcement of any claim against Assignee arising under this Assignment, and this Assignment is not binding upon, nor shall resort be had to the private property of any of the partners, members, shareholders, agents or employees of Assignee.

     This Assignment shall benefit and bind Assignor and Assignee and the heirs, legal representatives, successors, and assigns of each of them.

                                   Exhibit M-1

     IN WITNESS WHEREOF, Assignor, by its duly authorized representative, executes this Assignment as of the _______ day of _______________________, 2004.

                                    ASSIGNOR:

                                   RUBLOFF GURNEE TOWN CENTRE,
                                   L.L.C., an Illinois limited liability company

                                   By:  Rubloff Development Group, Inc.,
                                        its managing member

                                      Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                    ASSIGNEE:

                                   INLAND REAL ESTATE ACQUISITIONS,
                                   INC., an Illinois corporation,

                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                   Exhibit M-2

                                    EXHIBIT N

                     FORM OF AFFIDAVIT OF NON-FOREIGN STATUS

                         AFFIDAVIT OF NON-FOREIGN STATUS
              (Corporation, Partnership, Trust, Transferor Estate)

     Section 1445 of the Internal revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon disposition of a U.S. real property interest by RUBLOFF GURNEE TOWN CENTRE, L.L.C., an Illinois limited liability company ("Seller"), the undersigned hereby affirms the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax Regulations);

     2.   Seller's U.S. employer identification number is _________________; and

     3.   Seller's office address is:

              -----------------------------

              -----------------------------

              -----------------------------

     The undersigned understands that this Affidavit may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this Affidavit and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this Affidavit on behalf of Seller.

     Dated: ______________, 2004   RUBLOFF GURNEE TOWN CENTRE,
                                   L.L.C., an Illinois limited liability company

                                   By: Rubloff Development Group, Inc.,
                                       its managing member

                                      Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                   Exhibit N-1

                                    EXHIBIT O

                                   REPAIR WORK

1)   Replace missing stones on columns.

2)   Repair wooden fence serving as trash enclosure for Outlot #2.

3)   Complete masonry trash enclosures for Outlots # 3 & #4.

4)   Roof repairs to Borders and Old Navy (completed as of 9/28/04).

5)   Replace dead plants in islands (completed as of 9/28/04).

6)   Repair EFIS at Old Navy (completed as of 9/28/04).

7)   Repair of leaning fence in front and back of the Property

                                   Exhibit O-1

                                    EXHIBIT P

                       FORM OF AUDIT REPRESENTATION LETTER

KPMG LLP
Peat Marwick Plaza
303 E Wacker
Chicago, Illinois 60601

Ladies and Gentlemen:

We are writing you at your request to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of _______________________ (the Property) for the year ended December 31, 2003 was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash basis of accounting. In connection with your audit we confirm, to the best of our knowledge and belief, and subject to the materials provided and/or made available to Inland, the following representations made to you during your audit:

 1.       We have made available to you:

a.        All financial records and related data.

b. All minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

 2.       There have been no:

a. Instances of fraud involving any member of management or employees who have significant roles in internal control.

b Instances of fraud involving others that could have a material effect on the Historical Summary.

c.        Other instances of fraud perpetrated on or within the Property.

d. Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

e. Violations or possible violations of laws or regulations, the effects of which are considered material and should be considered for disclosure in the Historical Summary or as a basis for recording a loss contingency.

                                   Exhibit P-1

KPMG LLP
Page 2

 3.       There are no:

a. Unasserted claims or assessments that our lawyer(s) has (have) advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies.

b. Material liabilities or gain or loss contingencies that are required to be accrued or disclosed by SFAS No. 5.

c. Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

d. Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

 4. The Property has complied with all aspects of contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

 5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003, in conformity with seller's cash method of accounting.

Sincerely,

                                   LAW OFFICES

                         NEAL, GERBER & EISENBERG L L P

                            TWO NORTH LA SALLE STREET
                          CHICAGO, ILLINOIS 60602-3801
                                 (312) 269-8000
                                 www.ngelaw.com

LEAH A. SCHLEICHER                                            FAX: (312)578-1549
(312)269-8076                                             LSCHLEICHER@NGELAW.COM

                                OCTOBER 14, 2004

VIA FACSIMILE AND
FEDERAL EXPRESS
Inland Western Denton Crossing Limited Partnership
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn:     G. Goseph Cosenza
          Gary Pechter, Esq.


          Re:  DENTON CROSSING, DENTON, TEXAS

Dear Joe and Gary:

          Reference is made to that certain Agreement of Purchase and Sale (as the same may have been amended, the "Agreement"), dated as of August 20, 2004, between Inland Western Denton Crossing Limited Partnership (assignee of Inland Real Estate Acquisitions, Inc.) ("Purchaser") and "ORIX Hunt Denton Venture ("Seller"). Certain events have occurred which require that certain Exhibits to the Agreement be updated. This letter shall constitute a Variance Notice pursuant to Section 12.02 of the Agreement. Attached hereto are the Exhibits to the Agreement, as modified to account for events occurring after August 20, 2004. Seller will not undertake any cure with respect to the documents added to Exhibits B and J. Seller will escrow the leasing commission which has been added to Exhibit I with respect to the Nextel lease.

                                                Very truly yours,

                                                /s/ Leah A. Schleicher
                                                Leah A. Schleicher

Attachment

cc:       Mr. Bill Pantazopoulos (via e-mail)
          Mr. Mark Youngman (via e-mail)
          Robin Rash, Esq. (via e-mail)

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                  See Attached

TRACT 1A: FEE SIMPLE

BEING Lots 1R and 2R, Block A of DENTON CROSSING, an Addition to the City of Denton, Texas, according to the plat thereof recorded in Cabinet V, Page 114, Plat Records, Denton County, Texas.

TRACT 1B: EASEMENT

Being non-exclusive easements as created by Amended and Restated Declaration of Restrictions and Easements for The Denton Crossing Shopping Center (the "REA"), filed 09/11/2003, recorded in Volume 5415, Page 1864, Real Property Records, Denton County, Texas.

TRACT 2A: FEE SIMPLE

BEING Lot 2, Block B of DENTON CROSSING, an Addition to the City of Denton, Texas, according to the plat thereof recorded in Cabinet V, Page 114, Plat Records, Denton County, Texas.

TRACT 2B: EASEMENT

Being non-exclusive easements as created by Reciprocal Easement Agreement (the "REA") dated 01/31/2003, filed 02/03/2003, recorded in Volume 5254, Page 3304,
Real Property Records, Denton County, Texas, as affected by amendment filed 05/19/2003, recorded in Volume 5335, Page 779, Real Property Records, Denton County, Texas.

                                    EXHIBIT B

                               SCHEDULE OF LEASES

                                  See Attached

                                 INITIAL TENANTS

Best Buy
       1. Lease by and between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and BEST BUY STORES, L.P., a Delaware limited partnership ("Tenant") on May 24, 2002.

       2. First Amendment to Lease on September 9, 2002 between Denton Crossing Partners, LTD,. a Texas limited partnership ("Landlord") and BEST BUY STORES, l.P., a Delaware limited partnership ("Tenant")

       3. Second Amendment to Lease on March 13, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Best Buy Stores, L.P., a Delaware corporation ("Tenant").

       4. Third Amendment to Lease on July 16, 2003, between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Best Buy Store, L.P., a Delaware corporation ("Tenant").

Bed Bath & Beyond

       1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Bed Bath & Beyond Inc., a New York Corporation, ("Tenant") on July 26, 2002

       2. First Amendment to Shopping Center Lease on May 30, 2003 by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and Bed Bath & Beyond, Inc. a New York corporation, ("Tenant")

       3. Rent Commencement and Expiration Date Agreement on November 11, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership, ("Assignee") to Denton Crossing Partners, LTD., a Texas limited partnership, ("Assignor") and Bed Bath & Beyond Inc., ("Tenant")

       4. Memorandum of Lease, dated July 26, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Bed Bath & Beyond, Inc. ("Tenant")

Carvel Ice Cream

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and AAA Worldwide Financial Co., a Texas corporation, (dba Carvel Ice Cream) ("Tenant") on March 16, 2004

Cold Stone Creamery

       Lease, dated September 17, 2004, between ORIX Hunt Denton Venture and Cold Stone Creamery Leasing Company, Inc.

       Sublease, dated August 24, 2004, between Cold Stone Creamery Leasing Company, Inc. and The Sleep King's Ice Cream Company

Advance America Servicing of Texas, L.P.

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Advance America Servicing of Texas, L.P., a Texas partnership on ("Tenant") February 3, 2003.

Cost Plus

       1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Cost Plus, Inc., a California corporation ("Tenant")on May 13, 2003.

       2. First Amendment to Shopping Center Lease on October 1, 2002 by and between ORiX Hunt Denton Venture, LLC an Illinois limited liability company ("Landlord") and Cost Plus, Inc. a California corporation (dba Cost Plus World Market) ("Tenant")

       3. Second Amendment to Shopping Center Lease on March 10, 2003 by and between ORIX Hunt Denton Venture, LLC ("Landlord") and Cost Plus, Inc (dba Cost Plus World Market) ("Tenant")

       4. Third Amendment to Shopping Center Lease on May 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. (dba Cost Plus World Market) ("Tenant")

       5. Acknowledgement of Commencement on October 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

       6. Fourth Amendment to Shopping Center Lease on February 26, 2004 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

       7. Memorandum of Lease, dated April 25, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Cost Plus, Inc. ("Tenant")

Chaucer's, Inc.

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chaucer's, Inc. a Texas corporation, ("Tenant") on March 24, 2004.

Chipotle Mexican Grill, Inc.

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chipotle Mexican Grill, Inc.. a Delaware corporation, on August 13, 2003.

The Dress Barn

       Lease between Denton Crossing Partners, L.P.,("Landlord") and The Dress Barn, Inc., a Connecticut corporation as Tenant on September 10, 2002.

Famous Footwear

       1. Lease between Denton Crossing Partners, LTD., aTexas limited partnership ("Landlord") and Brown Group Retail, Inc., a Pennsylvania corporation (dba Famous Footwear), ("Tenant") on August 28, 2002..

       2. First Amendment to Lease on June 4, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership and Brown Group Retail Inc., a Pennsylvania corporation (dba Famous Footwear) ("Tenant")

       3. Second Amendment to Lease on September 15, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Brown Group Retail, Inc. (dba Famous Footwear) ("Tenant").

Fantasy Nails

       Lease between Denton Crossing Partners, L.P., ("Landlord") and Thuan Duc Quan, an individual (dba Fantasy Nails)., ("Tenant") on August 8, 2002.

H&R Block

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and H&R Block and Associates, L.P. a Delaware limited partnership, (dba H&R Block), ("Tenant") on November 7, 2003.

Happy Nails Spa

       Lease between Denton Crossing Partners, L.P.("Landlord") and Le Xuanhao Dizon (dba Happy Nail Spa)., ("Tenant") on September 17, 2002.

Hollywood Video

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant") on March 14, 2003.

       2. First Amendment on May 14, 2003 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord")and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

       3. Confirmation of Lease Terms on December 19, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

Lane Bryant

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation, ("Tenant") on May 13, 2003.

       2. First Amendment to Lease on March 31, 2004 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation ("Tenant").

Mattress Firm

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"). and Mattress Firm, Inc., a Delaware corporation, ("Tenant") on December 11, 2003.

Mattress Giant

       Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Mattress Giant I Limited Partnership, a Texas limited partnership, ("Tenant") on August 29, 2002.

Michaels

       1. Lease between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation, ("Tenant") on July 9, 2002.

       2. Memorandum of Shopping Center Lease on July 9, 2002, by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant').

       3. Amended and Restated Memorandum of Shopping Center Lease on September 27, 2002 by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenat")

       4. First Amendment to Shopping Center Lease on October 7, 2002, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant").

       5. Second Amendment to Shopping Center Lease on September 8, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

       6. Third Amendment to Lease on April 21, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

New York Subway

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and David Wilson, an individual, and Dee Wilson, an individual (dba New York Subway) ("Tenant") on May 15, 2003.

Old Navy

       1. Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) l.P., A California limited partnership ("Tenant") on October 14, 2003.

       2. Set Aside Letter Agreement on March 10, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) l.P., A California limited partnership ("Tenant")

Oshman's

       1. Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company, a Colorado corporation, (dba Oshman's) ("Tenant") on July 22, 2002

       2. Memorandum of Shopping Center Lease on July 22, 2002, by and between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's)

       3. First Amendment to Shopping Center Lease on September 12, 2002, by between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's).

       4. Second Amendment to Shopping Center Lease on March 31, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

       5. Third Amendment to Shopping Center Lease on April 21, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's) ("Tenant")..

       6. Fourth Amendment to Shopping Center Lease on June 2, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

Sport Clips

       1. Lease between Denton Crossing Partners, L.P., ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant") on July 30, 2002

       2. Landlord Lien Subordination on December 16, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ('Tenant").

Pier 1

       1. Lease between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc., a Delaware corporation Tenant on September 10, 2002

       2. Memorandum of Lease on September 10, 2002, by and between ORIX Hunt Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation ("Tenant")

       3. First Amendment to Lease on June 16, 2003, by and between ORIX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation, ("Tenant").

Rice Boxx Asian Cafe

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant") on September 26, 2003.

       2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant")

Roly Poly

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation, a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant") on September 22, 2003

       2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant").

Sally Beauty Supply

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Sally Beauty Company, Inc., a Delaware corporation (dba Sally Beauty Suppy) ("Tenant") on August 19, 2003

T J Maxx

       1. Lease between Denton Crossing Partners LTD., ("Landlord") and Marmaxx Operating Corp., a Delaware corporation, (dba T J Maxx) ("Tenant") on May 20, 2002

       2. . Memorandum of Lease on May 20, 2002 by and between Denton Crossing Partners, LTD, Texas limited Partnership ("Landlord") and Marmaxx Operating Corp., a Delaware corporation ("Tenant").

       3. 4. First Amendment to Lease on October 3, 2002, by and between ORiX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       4. Second Amendment to Lease on June 23, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       5. Commencement Date Agreement on September 30, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       6. Recognition & Attornment Agreement, dated September 30, 2002 by and between Marmaxx Operating Corp. ("Tenant") and ORIX Real Estate Equities, Inc. ("Mortgagee")

T-Mobile

       1. Lease between Denton Crossing Partners, L.P., as Landlord and Voicestream GSM I Operating Company LLC, a Delaware limited liability company (dba T-Mobile) ("Tenant") on March 1, 2004.

       2. First Amendment between ORIX Hunt Denton Venture, as Landlord and Voicestream GSM I Operating Company, LLC, Tenant on April 15, 2004.

Wells Fargo

       Lease between Denton Crossing Partners, L.P., as Landlord and Wells Fargo Financial Texas, Inc., a Texas corporation (dba Wells Fargo Financial) ("Tenant") on May 7, 2004.

Wing Pit

       Lease between Denton Crossing Partners, L.P. as Landlord and Arthur Gabriel and Sophia Tran, each as an individual ("Tenant") on May 7, 2004.

                           VACANT SPACE LEASES TENANTS

Davanti Salon

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Brocato & Brocato LLC, a Texas limited liability company (dba Avanti Salon), on April 21, 2004.

Chinese Buffet

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Zhong Zhi Zheng and Siu Yung Cheng and Ping Zheng, each as an individual, on August 10, 2004

Kirkland's

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Kirkland's Stores, Inc. a Tennessee corporation, ("Tenant") on March 30, 2004.

Mardel

       Lease between ORIX Hunt Denton Venture, Landlord and Mardel, Inc., Tenant on August 6, 2004.

Motherhood Maternity

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Mothers Work, Inc. a Delaware corporation (dba Motherhood Maternity) ("Tenant") on April 12, 2004

       First Amendment to Lease, dated July 31, 2004, between ORIX Hunt Denton Venture and Mother's Work, Inc.

Nextel

       Lease, dated October 12, 2004, between ORIX Hunt Denton Venture and The Customer Center Texas, LLC

Thai Restaurant

       Lease between ORIX Hunt Denton Venture, and Illinois general partnership., ("Landlord") and Vichapong Boonme, aka Kan Boonme, an individual (dba Thai Restaurant) ("Tenant") on November 21, 2003

                                    EXHIBIT C

                              SCHEDULE OF LICENSES

None.

                                    EXHIBIT D

                         CONTRACTS AND OTHER DISCLOSURES

                                  See Attached

Denton Crossing
Contract Schedule

Contractor              Service                 Beginning     Ending   Frequency                        Monthly Cost [ILLEGIBLE]
--------------------------------------------------------------------------------------------------------------------------------
ADT Security Services   Fire Alarm Monitoring   8/13/2003  8/13/2006   Constant monitoring/2                 $       63.87
                                                                       inspections/yr.
Amtech Lighting         Lighting                11/1/2003  10/31/2004  Inspections every 30                  $      211.09
Services                inspections/repairs                            days/repairs p.r.n.
City of Denton          Trash removal          11/14/2003  11/13/2004  3 X's per week                        $      312.69
City of Denton          Trash removal          11/14/2003  11/13/2004  1 X per week                          $      103.47
Dbox                    Porter Services          2/1/2004  12/31/2004  6 days per week (3 hrs M,W,           $    1,188.58
                                                                       F-2 hrs T,T)
LMI Landscapes          Landscaping              9/1/2003  8/31/2004   Weekly mow, edge, trim                $    5,162.76
Mister Sweeper          Sweeping                1/30/2004  1/30/2005   7 X's per week                        $    1,356.72
Myers Pest Elimination  Pest Control           12/15/2003  12/14/2004  Once per month                        $    1,299.00

                                    EXHIBIT E

                                   LITIGATION

None.

                                    EXHIBIT F

                                      WORK

Construct the Vacant Space as follows:

Space 333    Cold dark shell, tenant work per lease with Kirkland's Stores, Inc.

Space 334    Vanilla box, per lease with Mothers Work, Inc.

Space 335    Cold dark shell, tenant work per lease with Brocato & Brocato LLC

Space 336    Cold dark shell, tenant work per lese with Vichapong Boonme aka
             Kan Boonme, an individual (dba Thai Restaurant)

Space 337    Cold dark shell, tenant work per any lease entered into for this space before the final Earnout Closing

Space 338    Pad, paving, utility extensions to 5 feet, tenant work per lease with Mardel, Inc.

Space 339    Cold dark shell, tenant work per any lease entered into for this space before the final Earnout Closing

Space 340    Modified shell, as per lease with Zhong Zhi Zheng and Siu Yung
             Cheng and Ping Zheng, each as an individual

Space 640    Tenant work per any lease entered into for this space before the final Earnout Closing

Space 750    Tenant work per any lease entered into for this space before the final Earnout Closing

         (see attached drawing for location of Spaces referenced above)

                                    EXHIBIT G

                           NOTICE OF LEASE ASSIGNMENT

                            NOTICE TO ALL TENANTS OF

                                 DENTON CROSSING

                              _______________, 2004

Ladies and Gentlemen:

       Please be advised that _____________________________. ("New Owner") whose address is 2901 Butterfield Road, Oak Brook, Illinois 60523, has today purchased certain property located in Denton, Texas, and commonly known as Denton Crossing (the "Property") from ORIX HUNT DENTON Venture ("Prior Owner"). In connection with the sale, Prior Owner has transferred its interest in your lease of a portion of the Property to New Owner.

       As in the past, your rental payment is due on the first of each month, but, hereafter, all checks should be made payable to New Owner.

       All future rent checks, inquiries regarding the Property, and notices should be sent to New Owner at the following address:


                                               -----------------------------
                                               Attn:________________________
                                               2901 Butterfield
                                               Oak Brook, Illinois 60523

       It will be necessary that you immediately delete Prior Owner under your casualty and public liability insurance policies as of this date and substitute New Owner as such insured as of this date. Please promptly forward evidence of your insurance coverages and the aforesaid changes to New Owner at the address set forth above.

       If you have any questions, please do not hesitate to call or write the New Owner at the address set forth above.

                                Very truly yours,

                                 ORIX HUNT DENTON Venture, an Illinois general
                                   partnership

                                 By:  ORIX Denton Limited Partnership, an
                                      Illinois limited partnership, its partner

                                      By:  ORIX Power Center Denton, LLC,
                                           its general partner

                                            By:  ORIX Real Estate Equities,
                                                 Inc., its managing member

                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                    EXHIBIT H

                       LEASING COMMISSION ESCROW AGREEMENT

                                 TO BE ATTACHED*


         [*The parties agree to reasonably cooperate with one another in order to complete, approve, agree upon and attach Exhibit H prior to the expiration of the Inspection Period.]

                                    EXHIBIT I

             LEASING COMMISSIONS/RENT CONCESSIONS/LEASING ALLOWANCES

                                  See Attached

ORIX HUNT DENTON VENTURE

TENANT IMPROVEMENT PAYMENTS

                                           LEASING COMN
           Tenant/Source                        PAID      Total LC Amount Due      TI PAID    Total TI Amount Due
----------------------------------------   -------------  -------------------  -------------  -------------------
Advance America                            $    8,640.00                                       $            0.00
Aveda                                                      $        6,000.00                   $       40,000,00
Bed Bath & Beyond                          $   48,000.00                       $    2,600.00   $            0.00
Best Buy                                   $  105,856.50                                       $            0.00
Carvel                                     $    3,621.00   $        1,207.00                   $       12,070.00
Chaucers                                   $   20,000.00   $       20,000.00                   $      200,000.00
Chipotle                                                                                       $       66,564.00
Cold Stone Creamery                        $    5,750.00   $          750.00                   $       37,500.00
Cost Plus/World Market                     $   82,350.00   $            0.00   $   28,593.75
Dressbarn #474                             $   24,000.00   $        4,500.00   $   96,000.00
Fantasy Nail                               $    7,200.00                                       $       18,000.00
Famous Footwear                            $   70,000.00                                       $            0.00
Gart Sports                                $  275,000.00                       $  910,260.00
Good Friends Chinese Buffet                $   12,000.00   $       12,000.00                   $      156,000.00
H&R Block                                  $   12,000.00                       $   30,000.00
Happy Nails (LeXuanhao Dizon)              $    7,782.00                       $   24,643.00
Hollywood Entertainment                    $   52,290.00                       $   63,000.00
Kirklands                                  $   15,000.00   $       15,000.00                   $      250,000.00
Lane Bryant                                $   30,000.00                       $  175,000.00
Mardel                                     $   56,281.50   $       56,281.50                   $    1,138,456.00
Mattress Firm                              $   18,000.00                       $  180,000.00
Mattress Giant                             $   27,318.00                       $   68,295.00
Michaels                                   $   95,256.00                                       $            0.00
Mothers Work                               $    1,800.00   $        1,800.00                   $       36,000.00

New York Subway                          $      9,000.00                       $     30,000.00
Nextel                                                     $        9,000.00                     $       30,000.00
Old Navy                                 $     33,300.00   $       11,100.00   $    653,272.00   $            0.00
Pier One                                 $     38,000.00                                         $            0.00
Rice Boxx                                $     15,024.00                       $    100,160.00
Roly Poly                                $      7,386.00                       $     21,600.00
Sally Beauty                             $      9,600.00                       $      6,400.00
Sport Clips                              $      8,400.00   $        4,500.00   $     28,000.00
T-Mobile (Voicestream)                   $      2,850.00   $        2,850.00                     $       72,354.00
Thai Restaurant                          $     15,069.07   $        6,000.00                     $       30,000.00
TJ MAXX                                  $     84,000.00
Wells Fargo                              $      3,636.00   $        3,636.00                     $       36,360.00
Wing Pit                                 $      3,614.00   $        3,614.00                     $       32,526.00
                                         ---------------   -----------------                     -----------------
                                         $  1,208,024.07   $      158,238.50   $  2,417,823.75   $    2,155,830.00

                                    EXHIBIT J

                                 INITIAL TENANTS

                                  See Attached

                                 INITIAL TENANTS

Best Buy

       1. Lease by and between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and BEST BUY STORES, L.P., a Delaware limited partnership ("Tenant") on May 24, 2002.

       2. First Amendment to Lease on September 9, 2002 between Denton Crossing Partners, LTD,. a Texas limited partnership ("Landlord") and BEST BUY STORES, 1.P., a Delaware limited partnership ("Tenant")

       3. Second Amendment to Lease on March 13, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"), and Best Buy Stores, L.P., a Delaware corporation ("Tenant").

       4. Third Amendment to Lease on July 16, 2003, between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Best Buy Store, L.P., a Delaware corporation ("Tenant").

Bed Bath & Beyond

       1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Bed Bath & Beyond Inc., a New York Corporation, ("Tenant") on July 26, 2002

       2. First Amendment to Shopping Center Lease on May 30, 2003 by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and Bed Bath & Beyond, Inc. a New York corporation, ("Tenant")

       3. Rent Commencement and Expiration Date Agreement on November 11, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership, ("Assignee") to Denton Crossing Partners, LTD., a Texas limited partnership, ("Assignor") and Bed Bath & Beyond Inc., ("Tenant")

       4. Memorandum of Lease, dated July 26, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Bed Bath & Beyond, Inc. ("Tenant")

Carvel Ice Cream

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and AAA Worldwide Financial Co., a Texas corporation, (dba Carvel Ice Cream) ("Tenant") on March 16, 2004

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Cold Stone Creamery

       Lease, dated September 17, 2004, between ORIX Hunt Denton Venture and Cold Stone Creamery Leasing Company, Inc.

       Sublease, dated August 24, 2004, between Cold Stone Creamery Leasing Company, Inc. and The Sleep King's Ice Cream Company

Advance America Servicing of Texas, L.P.

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Advance America Servicing of Texas, L.P., a Texas partnership on ("Tenant") February 3, 2003.

Cost Plus

       1. Lease between Denton Crossing Partners, LTD., a Texas Limited Partnership ("Landlord") and Cost Plus, Inc., a California corporation ("Tenant")on May 13, 2003.

       2. First Amendment to Shopping Center Lease on October 1, 2002 by and between ORiX Hunt Denton Venture, LLC an Illinois limited liability company ("Landlord") and Cost Plus, Inc. a California corporation (dba Cost Plus World Market) ("Tenant")

       3. Second Amendment to Shopping Center Lease on March 10, 2003 by and between ORIX Hunt Denton Venture, LLC ("Landlord") and Cost Plus, Inc (dba Cost Plus World Market) ("Tenant")

       4. Third Amendment to Shopping Center Lease on May 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. (dba Cost Plus World Market) ("Tenant")

       5. Acknowledgement of Commencement on October 27, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

       6. Fourth Amendment to Shopping Center Lease on February 26, 2004 by and between ORIX Hunt Denton Venture ("Landlord") and Cost Plus, Inc. ("Tenant")

       7. Memorandum of Lease, dated April 25, 2002 by and between Denton Crossing Partners, L.P. ("Landlord") and Cost Plus, Inc. ("Tenant")

Chaucer's, Inc.

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chaucer's, Inc. a Texas corporation, ("Tenant") on March 24, 2004.

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Chipotle Mexican Grill, Inc.

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Chipotle Mexican Grill, Inc., a Delaware corporation, on August 13, 2003.

The Dress Barn

       Lease between Denton Crossing Partners, L.P.,("Landlord") and The Dress Barn, Inc., a Connecticut corporation as Tenant on September 10, 2002.

Famous Footwear

       1. Lease between Denton Crossing Partners, LTD., a Texas limited partnership ("Landlord") and Brown Group Retail, Inc., a Pennsylvania corporation (dba Famous Footwear), ("Tenant") on August 28, 2002..

       2. First Amendment to Lease on June 4, 2003 by and between ORIX Hunt Denton Venture, an Illinois general partnership and Brown Group Retail Inc., a Pennsylvania corporation (dba Famous Footwear) ("Tenant")

       3. Second Amendment to Lease on September 15, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Brown Group Retail, Inc. (dba Famous Footwear) ("Tenant").

Fantasy Nails

       Lease between Denton Crossing Partners, L.P., ("Landlord") and Thuan Duc Quan, an individual (dba Fantasy Nails)., ("Tenant") on August 8, 2002.

H&R Block

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and H&R Block and Associates, L.P. a Delaware limited partnership, (dba H&R Block), ("Tenant") on November 7, 2003.

Happy Nails Spa

       Lease between Denton Crossing Partners, L.P. ("Landlord") and Le Xuanhao Dizon (dba Happy Nail Spa)., ("Tenant") on September 17, 2002.

Hollywood Video

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant") on March 14, 2003.

       2. First Amendment on May 14, 2003 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord")and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

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       3.     Confirmation of Lease Terms on December 19, 2003 by and between
              ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Hollywood Entertainment Corporation, an Oregon corporation ("Tenant").

Lane Bryant

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation, ("Tenant") on May 13, 2003.

       2. First Amendment to Lease on March 31, 2004 by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Lane Bryant, Inc. a Delaware corporation ("Tenant").

Mattress Firm

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord"). and Mattress Firm, Inc., a Delaware corporation, ("Tenant") on December 11, 2003.

Mattress Giant

       Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Mattress Giant I Limited Partnership, a Texas limited partnership, ("Tenant") on August 29, 2002.

Michaels

       1. Lease between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation, ("Tenant") on July 9, 2002.

       2. Memorandum of Shopping Center Lease on July 9, 2002, by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant').

       3. Amended and Restated Memorandum of Shopping Center Lease on September 27, 2002 by and between Denton Crossing Partners, LTD, a Texas limited partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenat")

       4. First Amendment to Shopping Center Lease on October 7, 2002, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and Michaels Stores, Inc., a Delaware corporation ("Tenant").

       5. Second Amendment to Shopping Center Lease on September 8, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

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       6.     Third Amendment to Lease on April 21, 2004, by and between ORIX
              Hunt Denton Venture an Illinois general partnership ("Landlord") and Michaels Stores, Inc. a Delaware corporation ("Tenant").

New York Subway

       Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and David Wilson, an individual, and Dee Wilson, an individual (dba New York Subway) ("Tenant") on May 15, 2003.

Old Navy

       1. Lease between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) 1.P., A California limited partnership ("Tenant") on October 14, 2003.

       2. Set Aside Letter Agreement on March 10, 2004, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Old Navy (East) 1.P., A California limited partnership ("Tenant")

Oshman's

       1. Lease between Denton Crossing Partners, Ltd., a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company, a Colorado corporation, (dba Oshman's) ("Tenant") on July 22, 2002

       2. Memorandum of Shopping Center Lease on July 22, 2002, by and between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's)

       3. First Amendment to Shopping Center Lease on September 12, 2002, by between Denton Crossing Partners, LTD a Texas limited partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation, (dba Oshman's).

       4. Second Amendment to Shopping Center Lease on March 31, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

       5. Third Amendment to Shopping Center Lease on April 21, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership, ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's) ("Tenant")..

       6. Fourth Amendment to Shopping Center Lease on June 2, 2003, by and between ORIX Hunt Denton Venture an Illinois general partnership ("Landlord") and Gart Bros. Sporting Goods Company a Colorado corporation (dba Oshman's). ("Tenant").

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Sport Clips

       1. Lease between Denton Crossing Partners, L.P., ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant") on July 30, 2002

       2. Landlord Lien Subordination on December 16, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and BSM Enterprises, Inc. (dba Sport Clips) ("Tenant").

Pier 1

       1. Lease between Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc., a Delaware corporation Tenant on September 10, 2002

       2. Memorandum of Lease on September 10, 2002, by and between ORIX Hunt Denton Crossing Partners, L.P., a Texas limited partnership ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation ("Tenant")

       3. First Amendment to Lease on June 16, 2003, by and between ORIX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Pier 1 Imports (U.S), Inc. a Delaware corporation, ("Tenant").

Rice Boxx Asian Cafe

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and L.E.J.T, International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas, limited liability company (dba Rice Boxx Asian Cafe) ("Tenant") on September 26, 2003.

       2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, Illinois general partnership ("Landlord") and L.E.J.T. International, LLC, a Texas limited liability company and Leipsner, LLC, a Texas limited liability company (dba Rice Boxx Asian Cafe) ("Tenant")

Roly Poly

       1. Lease between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation, a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant") on September 22, 2003

       2. First Amendment to Lease on December 20, 2003, by and between ORIX Hunt Denton Venture, an Illinois general partnership ("Landlord") and JKOK Corporation a Texas corporation (DBA Roly Poly Rolled Sandwiches) ("Tenant").

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Sally Beauty Supply

       Lease between ORIX Hunt Denton Venture, an Illinois general partnership, ("Landlord") and Sally Beauty Compnay, Inc., a Delaware corporation (dba Sally Beauty Suppy) ("Tenant") on August 19, 2003

T J Maxx

       1. Lease between Denton Crossing Partners LTD., ("Landlord") and Marmaxx Operating Corp., a Delaware corporation, (dba T J Maxx) ("Tenant") on May 20, 2002

       2.     Memorandum of Lease on May 20, 2002 by and between Denton
              Crossing Partners, LTD, Texas limited Partnership ("Landlord") and Marmaxx Operating Corp., a Delaware corporation ("Tenant").

       3. 4. First Amendment to Lease on October 3, 2002, by and between ORiX Hunt Denton Venture, and Illinois general partnership, ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       4. Second Amendment to Lease on June 23, 2003, by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       5. Commencement Date Agreement on September 30, 2003 by and between ORIX Hunt Denton Venture ("Landlord") and Marmaxx Operating Corp., a Delawar corporation (dba T J Maxx) ("Tenant").

       6. Recognition & Attornment Agreement, dated September 30, 2002 by and between Marmaxx Operating Corp. ("Tenant") and ORIX Real Estate Equities, Inc. ("Mortgagee")

T-Mobile

       1. Lease between Denton Crossing Partners, L.P., as Landlord and Voicestream GSM I Operating Company LLC, a Delaware limited liability company (dba T-Mobile) ("Tenant") on March 1, 2004.

       2. First Amendment between ORIX Hunt Denton Venture, as Landlord and Voicestream GSM I Operating Company, LLC, Tenant on April 15, 2004.

Wells Fargo

       Lease between Denton Crossing Partners, L.P., as Landlord and Wells Fargo Financial Texas, Inc., a Texas corporation (dba Wells Fargo Financial) ("Tenant") on May 7, 2004.

Wing Pit

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       Lease between Denton Crossing Partners, L.P. as Landlord and Arthur
       Gabriel and Sophia Tran, each as an individual ("Tenant") on May 7, 2004.

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                                    EXHIBIT K

                                     VACANT
                                      SPACE

[GRAPHIC]